PLAN AND AGREEMENT OF MERGER

                                  AMONG:

                       PROVIDENCE CAPITAL IX, INC.,
                          a Colorado corporation;

                         CACHESTREAM CORPORATION,
                          a Colorado corporation;

                        ___________________________

                         Dated as of June 27, 2001
                        ___________________________


                                 EXHIBITS

     EXHIBIT   DOCUMENT


     (I)       Certain Definitions


     (II)      Articles of Merger


     (III)     Bylaws of PROVIDENCE


     (IV)      Disclosure Schedule


     (V)       Articles of Incorporation of PROVIDENCE


     (VI) Cache Investment Representation Letters to be executed by each of the CACHE Shareholders

     (VII)     Legal Opinions of Nadeau & Simmons, P.C.;


     (VIII)    Schedule of Employees


     (IX)      Certificate of Board of Directors CACHE.


     (X)       Certificate of Board of Directors PROVIDENCE.


     (XI)      Investment Banking Services Agreement.

                            PLAN AND AGREEMENT
                                    OF
                                  MERGER

THIS PLAN AND AGREEMENT OF MERGER (hereinafter called the "Agreement"), dated as of June 27, 2001, is by and between PROVIDENCE CAPITAL IX, INC., a Colorado corporation (hereinafter referred to as "PROVIDENCE" and/or "Surviving Corporation"), and CACHESTREAM CORPORATION, a Colorado corporation (hereinafter called "CACHE" and/or "Disappearing Corporation"), said corporations being hereafter sometimes collectively referred to as the "Constituent Corporations."


                                WITNESSETH:

WHEREAS, PROVIDENCE is a corporation duly organized and existing under the laws of the State of Colorado, having been incorporated in 1999, and CACHE is a corporation duly organized and existing under the laws of the State of Colorado, having been incorporated in 1999; and

WHEREAS, the authorized capital stock of PROVIDENCE consists of fifty million (50,000,000) shares of $.001 par value common stock, of which one million five hundred thousand 1,500,000 shares are outstanding, and fifty million (50,000,000) shares of preferred stock, $.001 par value, of which no shares are outstanding; and

WHEREAS, the authorized capital stock of CACHE consists of twenty million (20,000,000) shares of $.01 par value common stock, of which Five Million, Eight Hundred and Ninety Three Thousand, Six Hundred and One (5,893,601) shares are outstanding or will be outstanding at Closing; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholders that the Constituent Corporations merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the State of Colorado; and

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the State of Colorado, that the Constituent Corporations shall merge, to wit: CACHE, a Colorado corporation, one of the Constituent Corporations and which shall cease its existence under the laws of the State of Colorado pursuant to the Merger (said corporation hereafter being sometimes called the "Disappearing Corporation"), and the terms and conditions of the Merger hereby agreed upon (hereafter called the "Merger") which the parties covenant to observe, keep and perform and the mode of carrying the same into effect are and shall be as hereafter set forth:

   A. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be accounted for using purchase accounting;

   B. This Agreement has been approved by the respective boards of directors of PROVIDENCE and CACHE;

   C. PROVIDENCE has one million five hundred thousand 1,500,000 shares of common stock issued and outstanding, constituting all of the outstanding capital stock of PROVIDENCE;

   D. Up to Thirteen Million, Three Hundred Sixty Thousand, Seven Hundred Ninety (13,360,790) of the total issued and outstanding shares of PROVIDENCE common stock (the "Shares") will either be issued or reserved for issuance to CACHE shareholders and various option and warrant holders. Such Shares will cover all CACHE shares, options and warrants issued as of the Closing Date on a fully diluted basis;

   E. As of the Effective Time, no more than seven hundred fifty thousand (750,000) shares of PROVIDENCE common stock will remain issued to PROVIDENCE shareholders, Nadeau & Simmons, P.C., Brennan Dyer & Co., LLC, and Emerging Securities Group, Inc., or their assigns
     (collectively, the "Providence Shareholders");

   F. CACHE will attempt to receive up to Four Hundred Eighty Four Thousand and Eight Cents ($484,000.08) in additional "bridge financing" (the "Bridge") that will be evidenced by the execution of debentures (the "Debentures") between CACHE and "accredited investors" as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the "Securities Act"), and by employees of CACHE who have deferred salary and/or the repayment of normal business travel and business expenses.

   G. PROVIDENCE is to receive equity financing ("Equity Financing") within ten (10) business days after the date of this Agreement in the form of a Series A convertible preferred stock in an amount up to three million dollars ($3,000,000) to be issued by PROVIDENCE at the Effective Time. The Series A convertible preferred stock will convert into a post-merger equivalent of 2,111,420 shares of PROVIDENCE common stock based on a conversion price of $1.4208 per share and the other terms will be agreed upon.


                                 AGREEMENT

The parties to this Agreement agree as follows:


                                 ARTICLE I

                        DESCRIPTION OF TRANSACTION

1.1  MERGER OF CACHE INTO PROVIDENCE.

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, CACHE shall be merged with and into PROVIDENCE, and the separate existence of CACHE shall cease. PROVIDENCE will continue as the surviving corporation in the Merger and will change its name to CacheStream Corporation"

1.2  EFFECT OF THE MERGER.

The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Colorado Business Corporation Act.

1.3  CLOSING; EFFECTIVE TIME

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nadeau & Simmons, P.C., 56 Pine Street, Penthouse, Providence, RI at such time and date as the parties may agree (the "Scheduled Closing Time") (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.")

Contemporaneously with or within forty-eight (48) hours after the Closing, a properly executed plan of merger, together with fully executed articles of merger (a copy of which is attached hereto as Exhibit II conforming to the requirements of Article 7-111-105 of the Colorado Business Corporation Act, shall be filed with the Secretary of State of Colorado (the "Secretary"). The Merger shall become effective at the time such agreement and articles of merger are filed with the Secretary (the "Effective Time").


1.4  CONVERSION OF SHARES

The mode of carrying into effect the Merger provided in this Agreement, and the manner and basis of converting the shares of the Constituent
Corporations into shares of the Surviving Corporation are as follows:

     1:4:1 PROVIDENCE COMMON STOCK

None of the shares of PROVIDENCE common stock, $.001 par value, issued and outstanding at the Effective Time of the Merger shall be converted as a result of the Merger and of such shares, seven hundred fifty thousand (750,000) shares shall remain issued and outstanding at the Effective Time.

     1:4:2 MANNER AND BASIS OF CONVERSION OF CACHE COMMON STOCK

As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding share of CacheStream common stock will be converted into the right to receive 1.2271 Shares. Based on the shares of CacheStream common stock that will be issued and outstanding at the Effective Time, an aggregate of Seven Million, Two Hundred Thirty Two Thousand Fifty Three (7,232,053) Shares will be issuable at the Effective Time.

     1:4:3 ASSUMPTION OF CACHESTREAM OPTIONS AND WARRANTS

As of the date hereof, except as set forth in Section 2.5 of the Disclosure Schedule, there are no outstanding options or warrants or other rights to purchase shares of CacheStream common stock.

At the Effective Time, each outstanding option, warrant or other right to purchase shares of CacheStream common stock ("CacheStream Option") will be assumed by PROVIDENCE and will thereafter be deemed to constitute an option, warrant or right to purchase, on the same terms and conditions as were applicable to such CacheStream Option, the number of Shares which the holder thereof would have been entitled to receive pursuant to the Merger had such holder exercised such CacheStream Option in full immediately prior to the Merger and been the holder of CacheStream common stock issuable upon exercise of such CacheStream Option, at an exercise price per share calculated by dividing the aggregate exercise price for the shares of CacheStream common stock otherwise purchasable pursuant to such CacheStream Option by the number of full Shares deemed purchasable pursuant to such CacheStream Option.

It is the intention of the parties that, to the extent that any such CacheStream Option constituted an "Incentive Stock Option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such CacheStream Option will continue to qualify as an Incentive Stock Option to the maximum extent permitted by Section 422 of the Code, and that the assumption of CacheStream Options provided by this Section
1.4.3 will satisfy the conditions of Section 424(a) of the Code.

From and after the date of this Agreement, no additional options or warrants to purchase shares of CacheStream common stock shall be granted by CacheStream. Except as otherwise agreed to by the parties, CacheStream shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including the right to acquire, equity securities of CacheStream following the Effective Date.

1.5  CLOSING OF CACHE'S TRANSFER BOOKS.

At the Effective Time, holders of certificates representing shares of CACHE's common stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of CACHE, and the stock transfer books of CACHE shall be closed with respect to all shares of such common stock outstanding immediately prior to the Effective Time. As soon as practicable after the Effective Time, the stock ledger representing CACHE common stock issued and outstanding at the time the Merger becomes effective shall be delivered to the Surviving Corporation, such that certificates for the Shares may be issued, as above provided. No further transfer of any such shares of CACHE's common stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of CACHE common stock (a "CACHE Stock Certificate") is presented to PROVIDENCE, such CACHE Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.6.

1.6  EXCHANGE OF CERTIFICATES.

     (A) Upon surrender of a CACHE Stock Certificate to the Surviving Corporation for exchange, together with such other documents as may be reasonably required by the Surviving Corporation, the holder of such CACHE Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Shares of the Surviving Corporation that such holder has the right to receive pursuant to the provisions of Section 1.4, and the CACHE Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.6, each CACHE Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing Shares of the Surviving Corporation as contemplated by Section 1.4. If any CACHE Stock Certificate shall have been lost, stolen or destroyed, the Surviving Corporation may, in its discretion and as a condition precedent to the issuance of any certificate representing the Shares of the Surviving Corporation, require the owner of such lost, stolen or destroyed CACHE Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Surviving Corporation with respect to such CACHE Stock Certificate.

     (B) No dividends or other distributions declared or made with respect to the Shares of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered CACHE Stock Certificate with respect to the Shares of the Surviving Corporation represented thereby, until such holder surrenders such CACHE Stock Certificate in accordance with this Section 1.6 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     (C) No fractional Shares of the Surviving Corporation shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of CACHE who would otherwise be entitled to receive a fraction of a Share of the Surviving Corporation (after aggregating all fractional Shares of the Surviving Corporation issuable to such holder) shall, upon surrender of such holder's CACHE Stock Certificate(s), have such fractional interest rounded up to the nearest whole number.

     (D) The Surviving Corporation shall not be liable to any holder or former holder of common stock of CACHE for any Shares of the Surviving Corporation (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.


1.7  CACHE STOCKHOLDER APPROVAL; DISSENTING SHARES.

     At the Closing CACHE shall deliver to Providence a certificate or resolution signed by each of the stockholders of CACHE (the "CACHE Stockholders") whereby each agrees and acknowledges the following:

     (A) that the terms of the Merger, this Agreement, and all other agreements contemplated herein are hereby approved, ratified and confirmed and the officers of CACHE are, and each of them hereby is, authorized and directed, in the name and on behalf of CACHE, to consummate the transactions contemplated by this Agreement, on the terms set forth in such documents and such other agreements, and any amendments thereto, as the officers executing such agreements may in their discretion deem reasonable and appropriate; and

     (B) that he or she hereby agrees to waive any "appraisal rights" within the meaning of the Colorado Business Corporation Act with respect to the Merger.

1.8  GOVERNING LAW; ARTICLES OF INCORPORATION

     The laws which are to govern the Surviving Corporation are the laws of the State of Colorado. The Articles of Incorporation of PROVIDENCE, as heretofore amended, shall, prior to the Effective Time of the Merger, be amended to the extent set forth in Paragraph three of the Articles of Merger, attached hereto, to amend the name of PROVIDENCE CAPITAL IX, INC. As so amended, such Articles of Incorporation shall remain in effect thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

1.9  BYLAWS.

     The Bylaws of PROVIDENCE (a copy of which is attached as Exhibit III) at the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall be altered or amended in accordance with the provisions thereof.

1.10 DIRECTORS AND OFFICERS

     DIRECTORS. At the Effective Time, the Directors of the Surviving Corporation shall be as set forth below, until their respective successors are duly elected and qualified at the next annual meeting of shareholders of the Surviving Corporation. As of the Effective Time, the previous directors of PROVIDENCE shall resign.

The names and addresses of the Directors of the Surviving Corporation are as follows:

NAME                          AGE       POSITION

John J. Cusick                53        Chairman
41 University Drive,
Suite 400
Newtown, PA 18940

Richard E. Hyman              45        Director
152 Old Redding Road
Weston, CT 06883

JEFFREY L. SMITH              46        DIRECTOR
3500 Parkway Lane, NW,
Suite 280
Norcross, GA  30092

     OFFICERS. The names, titles and addresses of the persons who, upon the Effective Time, shall constitute the officers of the Surviving Corporation, and who shall hold office, subject to the Bylaws, until the first meeting of directors following the next annual meeting of shareholders, are as follows:

NAME                          AGE       POSITION

Jeffrey L. Smith              46        President
3500 Parkway Lane, NW,
Suite 280
Norcross, GA  30092

Khanh N. Mai                  36        Vice President of Engineering
3500 Parkway Lane, NW,
Suite 280
Norcross, GA  30092

Thomas R. Grimes              46        Chief Technical Officer
3500 Parkway Lane, NW,
Suite 280
Norcross, GA  30092

Scott M. Magnes               37        Senior Vice President of Business
3500 Parkway Lane, NW,                  Development
Suite 280
Norcross, GA  30092

Roland N. Noll, Jr.           36        Chief Operating Officer
3500 Parkway Lane, NW,
Suite 280
Norcross, GA  30092

Clinton L. Wolf               44        Chief Marketing Officer
3500 Parkway Lane, NW,
Suite 280
Norcross, GA  30092

Gary L. Cook                  43        Secretary and Treasurer
1888 Sherman Street
Suite 500
Denver, Colorado 80203

1.11 TAX CONSEQUENCES.

For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Internal Revenue Service Regulations.

1.12 Accounting Treatment.

For accounting purposes, the Merger is intended to be accounted for as a purchase under GAAP.

1.13 Further Action.

If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of CACHE, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of CACHE and otherwise) to take such action.


                                ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF CACHE AND ITS STOCKHOLDERS.

Except as set forth in the Disclosure Schedule attached as Exhibit IV (the "Disclosure Schedule"), CACHE hereby represents and warrants as follows:

2.1  Organization, Standing and Qualification.

CACHE is a corporation in existence under the laws of the State of Colorado, and has all requisite corporate power and authority to own, to lease or to operate its properties and to carry on its business as it is now being conducted. Section 2.1 of the Disclosure Schedule sets forth a true, complete and correct list of each jurisdiction, foreign or domestic, in which it (a) owns or leases property, has employees or otherwise conducts operations and/or (b) is licensed or qualified to do business as a foreign corporation. CACHE is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities, makes such licensing or qualification necessary, except for where the failure to be so licensed and qualified would not have a material adverse effect on the business of CACHE.

2.2  Authority.

THE EXECUTION AND DELIVERY OF THIS AGREEMENT HAS BEEN AUTHORIZED BY THE BOARD OF DIRECTORS OF CACHE AND APPROVED BY THE CACHE STOCKHOLDERS IN ACCORDANCE WITH SECTION 7-111-109 OF THE COLORADO BUSINESS CORPORATION ACT AND NO FURTHER CORPORATE PROCEEDINGS ON THE PART OF CACHE WILL BE NECESSARY. THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY CACHE AND, ASSUMING THE DUE AND VALID EXECUTION AND DELIVERY OF THIS AGREEMENT BY PROVIDENCE, THIS AGREEMENT CONSTITUTES THE LEGAL, VALID AND BINDING OBLIGATION OF CACHE, TO THE EXTENT APPLICABLE, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS, ALL AS MAY BE SUBJECT TO OR AFFECTED BY ANY BANKRUPTCY, REORGANIZATION, INSOLVENCY, MORATORIUM OR SIMILAR LAWS OF GENERAL APPLICATION FROM TIME TO TIME IN EFFECT AND RELATING TO OR AFFECTING THE RIGHTS OR REMEDIES OF CREDITORS GENERALLY.

2.3  No Conflict, Breach, Default or Violation.
THE EXECUTION AND DELIVERY OF THIS AGREEMENT DOES NOT, AND THE COMPLETION OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL NOT CONFLICT WITH, RESULT IN A BREACH OF OR THE ACCELERATION OF ANY OBLIGATION UNDER, OR CONSTITUTE A DEFAULT OR EVENT OF DEFAULT (OR EVENT WHICH WITH NOTICE OR LAPSE OF TIME OR BOTH WOULD CONSTITUTE A DEFAULT) UNDER, ANY PROVISION OF ANY CHARTER, BYLAW, INDENTURE, MORTGAGE, LIEN, LEASE, LICENSE, AGREEMENT, CONTRACT, PERMIT, ORDER, JUDGMENT, OR, TO THE BEST OF THE CACHE'S KNOWLEDGE, ANY JUDICIAL OR ADMINISTRATIVE DECREE, ORDINANCE OR REGULATION, OR ANY RESTRICTION TO WHICH ANY PROPERTY OF CACHE IS SUBJECT OR BY WHICH CACHE IS BOUND, THE RESULT OF WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE.

2.4  Approvals.

EXCEPT FOR THE FILINGS WITH THE SECRETARY CONTEMPLATED HEREBY, NO CONSENT, APPROVAL, ORDER OR AUTHORIZATION OF, OR REGISTRATION, DECLARATION OR FILING WITH, ANY COURT, ADMINISTRATIVE AGENCY OR COMMISSION OR OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY, DOMESTIC OR FOREIGN (A "GOVERNMENTAL ENTITY"), OR THIRD PARTY IS REQUIRED BY OR WITH RESPECT TO CACHE IN CONNECTION WITH THE EXECUTION AND DELIVERY BY CACHE OF THIS AGREEMENT, OR THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE ABSENCE OF WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON CACHE.

2.5  Capitalization.

The authorized capital stock of CACHE consists of twenty million (20,000,000) shares of CACHE common stock, $.01 par value per share, of which Eight Million, Two Hundred Sixty Seven Thousand, One Hundred (8,267,100) shares are issued and outstanding or are reserved for issuance prior to the Closing Date. The CACHE shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2.5 of the Disclosure Schedule sets forth a true, complete and correct list of
(i) the holders of record of the issued and outstanding shares of CACHE common stock, and (ii) all claims, commitments or agreements to which CACHE is a party or by which it is bound, obligating CACHE to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of common stock of CACHE or obligating CACHE to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. There are, and as of the Effective Time there will be, no agreements obligating CACHE to redeem, repurchase or otherwise acquire the common stock of CACHE, or any other securities issued by it, or to register the sale of the common stock of CACHE under applicable securities laws. There are, and as of the Effective Time there will be, no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the CACHE Shareholders by CACHE.

2.6  Financial Statements.

CACHE HAS FURNISHED TO PROVIDENCE TRUE, COMPLETE AND CORRECT COPIES OF THE CACHE CONSOLIDATED AUDITED BALANCE SHEET AT SEPTEMBER 30, 2000 AND THE RELATED AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS, CASH FLOWS AND CHANGES IN STOCKHOLDERS EQUITY FOR THE PERIOD THEN ENDED (ALL OF THESE FINANCIAL STATEMENTS BEING COLLECTIVELY REFERRED TO HEREIN AS THE "CACHE FINANCIALS"). THE CACHE FINANCIALS ARE IN ACCORDANCE IN ALL MATERIAL RESPECTS WITH THE BOOKS AND RECORDS OF CACHE, HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A CONSISTENT BASIS DURING THE PERIODS INVOLVED (EXCEPT AS MAY BE INDICATED IN THE NOTES THERETO) AND FAIRLY PRESENT THE FINANCIAL POSITION OF CACHE AS AT THE DATE THEREOF. THE CACHE FINANCIALS ARE SET FORTH IN SECTION 2.6 OF THE DISCLOSURE SCHEDULE.

2.7  Liabilities.

TO THE BEST OF CACHE'S KNOWLEDGE, CACHE HAS NO LIABILITIES OR OBLIGATIONS, EITHER ACCRUED, ABSOLUTE, CONTINGENT, OR OTHERWISE, REQUIRED TO BE BUT NOT REFLECTED OR RESERVED AGAINST IN THE CACHE FINANCIALS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, EXCEPT THOSE THAT ARE NOT MATERIAL, AND CACHE KNOWS OF NO POTENTIAL LIABILITY THAT WOULD RESULT IN A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE, OTHER THAN THOSE (A) REFLECTED OR RESERVED AGAINST IN THE CACHE FINANCIALS, (B) INCURRED IN THE ORDINARY COURSE OF BUSINESS SINCE SEPTEMBER 30, 2000 OR (C) UP TO ONE MILLION, ONE HUNDRED FIFTY NINE THOUSAND DOLLARS AND EIGHT CENTS ($1,159,000.08) OF NOTES AND DEBENTURES THAT HAVE BEEN ON WILL BE ISSUED BY CACHE SINCE SEPTEMBER 30, 2000.

2.8  Additional Information.

SECTION 2.8 OF THE DISCLOSURE SCHEDULE SETS FORTH A TRUE, COMPLETE AND CORRECT LIST, OR REFERENCES AN ATTACHMENT THERETO, OF THE FOLLOWING ITEMS:

2.8.1 Real Property

ALL REAL PROPERTY AND STRUCTURES THEREON, PRESENTLY (I) OWNED BY, OR SUBJECT TO A CONTRACT OF PURCHASE AND SALE OR OPTION AGREEMENT INVOLVING CACHE (COLLECTIVELY, THE "REAL PROPERTY"), (II) LEASED BY, OR SUBJECT TO A LEASE COMMITMENT INVOLVING, CACHE (COLLECTIVELY, THE "LEASED PROPERTY"), WITH A DESCRIPTION OF: (X) THE GENERAL USE TO WHICH SUCH REAL PROPERTY IS OR WAS PUT; (Y) THE GENERAL NATURE AND AMOUNT OF ANY ENCUMBRANCES THEREON; AND (Z) IF LEASED THE NAME OF THE LESSOR AND A TRUE, COMPLETE AND CORRECT COPY OF ANY WRITTEN AGREEMENT PURSUANT TO WHICH SUCH REAL PROPERTY IS LEASED.

2.8.2 Machinery and Equipment.

ALL MACHINERY, WORK PRODUCT, TOOLS, EQUIPMENT, FURNISHINGS, AND FIXTURES (EXCLUDING SUCH ITEMS THAT HAD A COST BASIS OF $20,000 OR LESS AT THE DATE OF THE DISCLOSURE SCHEDULE) OWNED, LEASED OR SUBJECT TO A CONTRACT OF PURCHASE AND SALE OR LEASE COMMITMENT, BY CACHE WITH, TO THE EXTENT PRACTICAL, A DESCRIPTION WITH RESPECT TO EACH SUCH OF: (I) THE SERIAL NUMBER OF SUCH ITEM; (II) THE GENERAL LOCATION AT WHICH SUCH ITEM IS KEPT;
(II) WHETHER SUCH ITEM IS OWNED OR LEASED; (IV) IF OWNED, A GENERAL DESCRIPTION OF THE NATURE AND AMOUNT OF ANY ENCUMBRANCES THEREON; AND (V) IF LEASED, THE NAME OF THE LESSOR AND A TRUE, COMPLETE AND CORRECT COPY OF ANY WRITTEN AGREEMENT PURSUANT TO WHICH SUCH ITEM IS LEASED.

2.8.3 Receivables.

ALL ACCOUNTS AND NOTES RECEIVABLE PRESENTLY OWNED BY CACHE, TOGETHER WITH AN APPROPRIATE AGING SCHEDULE, AS OF SEPTEMBER 30, 2000, WHICH LIST SEPARATELY ALL AMOUNTS RECEIVABLE FROM THE CACHE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF CACHE, FROM OR FROM ANY OF THEIR RESPECTIVE AFFILIATES. TO THE BEST OF CACHE'S KNOWLEDGE, ALL ACCOUNTS AND NOTES RECEIVABLE OF CACHE REPRESENT BONA FIDE CLAIMS AGAINST DEBTORS FOR SERVICES PERFORMED OR OTHER CHARGES ARISING IN THE ORDINARY COURSE OF BUSINESS AND ARE SUBJECT TO NO MATERIAL DEFENSES, COUNTERCLAIMS OR RIGHTS OF SET-OFF.

2.8.4 Payables.

All accounts and notes payable owed by CACHE, together with an appropriate aging schedule, as of September 30, 2000, which list separately all such amounts payable to any CACHE shareholder, director, officer, employee, or agent of CACHE, to CACHE shareholders or to any of their irrespective affiliates. To the best of CACHE's knowledge, all accounts and notes payable of CACHE represent bona fide claims against CACHE for services performed or other charges arising in the ordinary course of business.

2.8.5 Contracts.

All contracts, agreements and commitments of CACHE, whether or not made in the ordinary course of business, including leases under which CACHE is lessor or lessee, which are to be performed in whole or in part after the Effective Time, and which (i) involve or may involve aggregate payments by or to CACHE of $20,000 or more after the Effective Time, (ii) are not terminable by CACHE without premium or penalty on 60 (or fewer) days' notice, (iii) purport to prohibit or restrict the ability of CACHE to participate or compete in any material line of business or with any person,
(iv) purport to prohibit or restrict another person's ability to be in the line of business of CACHE or to compete with CACHE or (v) are otherwise material to the business or properties of CACHE. To the best of CACHE's knowledge, CACHE has complied in all material respects with all commitments, contracts, agreements and obligations pertaining to it listed on Section 2.8.5 of the Disclosure Schedule and is not and will not be as of the date of the Disclosure Schedule, in material default under any such contracts and agreements and no notice of material default has been received, in each case which would have a material adverse effect on the business of CACHE.

2.8.6 Licenses; Permits.

ALL APPROVALS, AUTHORIZATIONS, CONSENTS, LICENSES, ORDERS, FRANCHISES, RIGHTS, REGISTRATIONS AND PERMITS OF ANY TYPE HELD BY CACHE, WHICH TOGETHER CONSTITUTE ALL MATERIAL APPROVALS, AUTHORIZATIONS, CONSENTS, LICENSES, ORDERS, FRANCHISES, RIGHTS, REGISTRATIONS AND PERMITS (THE "PERMITS") REQUIRED TO OPERATE ITS BUSINESS AS PRESENTLY CONDUCTED. TO THE BEST OF CACHE'S KNOWLEDGE, ALL SUCH PERMITS ARE CURRENTLY IN FULL FORCE AND EFFECT AND CACHE IS IN COMPLIANCE THEREWITH, EXCEPT TO THE EXTENT NONCOMPLIANCE WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE. THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED HEREBY WILL NOT RESULT IN ANY REVOCATION, CANCELLATION, SUSPENSION OR MODIFICATION OF ANY SUCH APPROVAL, AUTHORIZATION, CONSENT, LICENSE, ORDER, FRANCHISE, RIGHT, REGISTRATION OR PERMIT, WHICH REVOCATION, CANCELLATION, SUSPENSION OR MODIFICATION WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE.

2.8.7 Employment Agreements.

ALL ORAL OR WRITTEN EMPLOYMENT OR CONSULTING AGREEMENTS TO WHICH CACHE IS A PARTY OR BY WHICH CACHE IS BOUND, INCLUDING, WITHOUT LIMITATION, ALL ORAL OR WRITTEN EMPLOYMENT OR CONSULTING AGREEMENTS OR ANY OTHER ARRANGEMENTS WITH ANY PERSON WHICH PROVIDE FOR THE PAYMENT OF ANY CONSIDERATION BY CACHE TO SUCH PERSON AS A RESULT OF THE TERMINATION OF SUCH PERSON'S EMPLOYMENT WITH CACHE, OR ON THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

2.8.8 Insurance Policies.

ALL (I) POLICIES OF PROPERTY, FIRE AND CASUALTY, PRODUCT LIABILITY, WORKER'S COMPENSATION, PROFESSIONAL LIABILITY AND TITLE INSURANCE AND OTHER FORMS OF INSURANCE, UNDER WHICH CACHE IS INSURED, AND (II) BONDS ISSUED OR POSTED BY ANY PERSON WHICH RESPECT TO ANY OPERATION OR OTHER ACTIVITIES OF CACHE.

2.8.9 Transactions with Management.

ALL MATERIAL CONTRACTS, LEASES AND COMMITMENTS BY AND BETWEEN CACHE AND ANY OF ITS OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, OR AGENTS, OR ANY AFFILIATE OF ANY SUCH PERSON. EXCEPT AS SET FORTH IN SECTION 2.9 OF THE DISCLOSURE SCHEDULE, NONE OF THE OFFICERS, DIRECTORS, STOCKHOLDERS, OR EMPLOYEES OF CACHE OWNS, LEASES OR LICENSES ANY INTEREST IN ANY ASSET USED BY CACHE IN ITS BUSINESS, OTHER THAN SOLELY BY AND THROUGH OWNERSHIP OF THE CAPITAL STOCK OF CACHE.

2.8.10 Assumed Names.

ALL ASSUMED OR FICTITIOUS NAMES UNDER WHICH CACHE ENGAGES IN OR CONDUCTS ANY BUSINESS.

2.9  Litigation

THERE IS NO SUIT, ACTION, PROCEEDING OR INVESTIGATION PENDING OR, TO THE BEST KNOWLEDGE OF CACHE, THREATENED AGAINST OR AFFECTING CACHE (OR ANY OF ITS OFFICERS OR DIRECTORS IN CONNECTION WITH THE BUSINESS OF CACHE), NOR IS THERE ANY OUTSTANDING JUDGMENT, ORDER, WRIT, INJUNCTION OR DECREE AGAINST CACHE.

2.10 Absence of Certain Changes.

EXCEPT AS IS SET FORTH IN SECTION 2.10 OF THE DISCLOSURE SCHEDULE, TO THE BEST OF CACHE'S KNOWLEDGE, SINCE SEPTEMBER 30, 2000, THERE HAS NOT BEEN:
(I) ANY MATERIAL ADVERSE CHANGE IN THE FINANCIAL CONDITION, ASSETS, LIABILITIES (CONTINGENT OR OTHERWISE), INCOME OR BUSINESS OF CACHE; (II) ANY DAMAGE, DESTRUCTION OR LOSS (WHETHER OR NOT COVERED BY INSURANCE) MATERIALLY AND ADVERSELY AFFECTING THE PROPERTIES OR BUSINESS OF CACHE;
(III) ANY DECLARATION OR PAYMENT OF ANY DIVIDEND OR DISTRIBUTION IN RESPECT OF THE CAPITAL STOCK OR ANY DIRECT OR INDIRECT REDEMPTION, PURCHASE OR OTHER ACQUISITION OF ANY OF THE CAPITAL STOCK OF CACHE; (IV) ANY INCREASE IN THE COMPENSATION, BONUS, SALES COMMISSIONS OR FEE ARRANGEMENT PAYABLE OR TO BECOME PAYABLE BY CACHE TO ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS OR AGENTS OTHER THAN RAISES OR INCREASES IN COMPENSATION CONSISTENT WITH PRIOR POLICY THAT ARE NOT IN EXCESS OF FIVE PERCENT OF THE INDIVIDUAL'S ANNUAL COMPENSATION OR HOURLY RATE; (V) THE CREATION OF ANY MATERIAL ENCUMBRANCE ON ANY OF THE ASSETS OF CACHE, OR THE AMENDMENT, MODIFICATION OR EXTENSION OF ANY EXISTING MATERIAL ENCUMBRANCE ON ANY SUCH ASSET OTHER THAN ANY SUCH CREATION, AMENDMENT, MODIFICATION OR EXTENSION EFFECTED (A) IN THE ORDINARY COURSE OF BUSINESS, (B) AS REQUIRED IN CONNECTION WITH THE CACHE MERGER, (C) IN CONNECTION WITH THE TRANSFER OF THOSE CERTAIN ASSETS SET FORTH ON SECTION 2.10 OF THE DISCLOSURE SCHEDULE; OR (D) FOR CURRENT TAXES OR ASSESSMENTS WHICH ARE NOT YET DUE, OR BEING CONTEMPLATED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS; (VI) ANY SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, LEASE, HYPOTHECATION, ABANDONMENT OR OTHER DISPOSITION OF OR AGREEMENT TO SELL, ASSIGN, TRANSFER, CONVEY, LEASE, HYPOTHECATE, ABANDON OR OTHERWISE DISPOSE OF, ANY OF THE MATERIAL ASSETS OF CACHE, OTHER THAT (A) ASSETS SOLD IN THE ORDINARY COURSE OF BUSINESS; (B) THE ASSETS SET FORTH ON SECTION 2.10 OF THE DISCLOSURE SCHEDULE; OR (C) ANY ASSETS WHICH ARE SCRAPPED AS OBSOLETE IN CONFORMANCE WITH CUSTOMARY PROCEDURE.

2.11 Title to Assets; Encumbrances.

CACHE OWNS ITS MATERIAL ASSETS, WHETHER REAL, PERSONAL OR INTANGIBLE, FREE AND CLEAR OF ALL ENCUMBRANCES, EXCEPT FOR (I) LIENS FOR CURRENT TAXES AND ASSESSMENTS NOT YET DUE, OR BEING CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS, (II) MECHANIC'S LIENS ARISING UNDER THE OPERATION OF LAW OR FOR ACTIONS CONTESTED IN GOOD FAITH OR FOR WHICH PAYMENT ARRANGEMENTS HAVE BEEN MADE, (III) LIENS GRANTED OR INCURRED BY CACHE IN THE ORDINARY COURSE OF ITS BUSINESS OR IN CONNECTION WITH THE FINANCING OF OFFICE SPACE, FURNITURE AND EQUIPMENT IN THE ORDINARY COURSE OF ITS BUSINESS, (IV) EASEMENTS, COVENANTS, RESTRICTIONS AND OTHER EXCEPTION TO TITLE OF RECORD (WHICH DO NOT MATERIALLY AND ADVERSELY AFFECT THE OPERATION OF CACHE), (V) ENCUMBRANCES OTHERWISE DESCRIBED IN SECTION 2.11.1 OF THE DISCLOSURE SCHEDULE, OR (VI) ENCUMBRANCES REFLECTED ON THE BALANCE SHEET AT SEPTEMBER 30, 2000 OF CACHE;

THERE ARE NO PARTIES IN POSSESSION OF ANY OF THE MATERIAL ASSETS OF CACHE OTHER THAN CACHE, OTHER THAN PERSONAL PROPERTY HELD BY THIRD PARTIES IN THE REASONABLE AND ORDINARY COURSE OF BUSINESS. CACHE ENJOYS FULL, FREE AND EXCLUSIVE USE AND QUIET ENJOYMENT OF ITS MATERIAL ASSETS AND ITS RIGHTS PERTAINING THERETO. CACHE ENJOYS PEACEFUL AND UNDISTURBED POSSESSION UNDER ALL LEASES UNDER WHICH IT IS LESSEE.

2.12 Condition of Assets.

TO THE BEST OF CACHE'S KNOWLEDGE, EACH OF THE BUILDINGS, STRUCTURES, EQUIPMENT OR OTHER ITEMS OF TANGIBLE PERSONAL PROPERTY OF CACHE WITH A COST BASIS OF AT LEAST $20,000 IS IN WORKING ORDER AND REPAIR, ORDINARY WEAR AND TEAR EXCEPTED.

2.13 Taxes and Returns.

2.13.1 CACHE has (i) filed all material tax returns and reports required to be filed by it and (ii) paid all material taxes which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended September 30, 2000. No deficiencies for any taxes have been proposed, asserted, or formally assessed against CACHE, and no requests for waivers of the time to assess any such tax are pending. The CACHE Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by CACHE (whether or not shown on any return) through the date thereof. Section 2.13 of the Disclosure Schedule includes true, complete and correct copies of all tax returns and reports filed by CACHE since October 31, 2000.

2.13.2 For the purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipt, payroll, estimated sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

2.14 Employment Practices.

CACHE HAS COMPLIED WITH THE OCCUPATIONAL SAFETY AND HEALTH ACT AND ALL OTHER LAWS RELATING TO EQUAL EMPLOYMENT OF LABOR INCLUDING, WITHOUT LIMITATION, LAWS RELATING TO EQUAL EMPLOYMENT OPPORTUNITY AND EMPLOYMENT DISCRIMINATIONS, EMPLOYMENT OF ILLEGAL ALIENS, WAGES, HOURS AND COLLECTIVE BARGAINING, THE VIOLATION OR FAILURE TO COMPLY WITH WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, CACHE HAS COMPLIED WITH ALL LAWS RELATING TO THE COLLECTION AND PAYMENT OF SOCIAL SECURITY AND WITHHOLDING TAXES, OR BOTH, AND SIMILAR TAXES EXCEPT WHERE THE FAILURE TO COMPLY WITH SUCH LAWS WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE. CACHE IS NOT LIABLE FOR ANY ARREARAGE OF WAGES OR ANY TAXES OR PENALTIES FOR FAILURE TO COMPLY WITH ANY OF THE FOREGOING, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF CACHE.


2.15 COMPLIANCE WITH LAW.

To the best knowledge of CACHE, CACHE is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of CACHE, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which CACHE is a party or by which CACHE is bound, which violation or default or alleged violation or default would materially and adversely affect the business of CACHE.

2.16 ENVIRONMENTAL LAW.

To the best of CACHE's knowledge, there are no material claims and complaints, made by or against CACHE during the past three years pursuant to any Environmental Law. At present, to the best of CACHE's knowledge, none of the operations of CACHE is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Law.

2.17 Books and Records.

ALL THE STOCK RECORDS AND MINUTE BOOKS OF CACHE SHALL BE DELIVERED TO OR MADE AVAILABLE UPON REQUEST FOR INSPECTION BY PROVIDENCE NOT LATER THAN TWO
(2) BUSINESS DAYS PRIOR TO THE SCHEDULED CLOSING DATE. TO THE BEST OF CACHE'S KNOWLEDGE, SUCH STOCK RECORDS AND MINUTE BOOKS ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS.


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PROVIDENCE.

REPRESENTATIONS AND WARRANTIES SHALL BE MADE BY PROVIDENCE AND SHALL SURVIVE THE EFFECTIVE TIME FOR A PERIOD OF ONE (1) YEAR. PROVIDENCE REPRESENTS AND WARRANTS TO CACHE AS FOLLOWS:

3.1  Organization and Standing.

PROVIDENCE IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF COLORADO AND IS DULY AUTHORIZED, QUALIFIED AND IN GOOD STANDING UNDER ALL APPLICABLE LAWS, REGULATIONS, ORDINANCES AND ORDERS OF PUBLIC AUTHORITIES AND HAS ALL REQUISITE CORPORATE POWER AND AUTHORITY TO OWN, LEASE AND OPERATE ITS PROPERTIES AND TO CARRY ON ITS BUSINESS AS IT IS NOW BEING CONDUCTED, EXCEPT WHERE THE FAILURE TO BE SO AUTHORIZED, QUALIFIED OR LICENSED WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF PROVIDENCE TAKEN AS A WHOLE. PROVIDENCE IS DULY LICENSED OR QUALIFIED TO DO BUSINESS AS A FOREIGN CORPORATION IN EACH JURISDICTION IN WHICH THE CHARACTER OF ITS PROPERTIES, OWNED OR LEASED, OR THE NATURE OF THEIR ACTIVITIES, MAKES SUCH LICENSING OR QUALIFICATION NECESSARY, EXCEPT FOR WHERE THE FAILURE TO BE SO LICENSED AND QUALIFIED WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF PROVIDENCE.

TRUE AND CORRECT COPIES OF THE ARTICLES OF INCORPORATION OF PROVIDENCE ARE ATTACHED HERETO AS EXHIBIT V.

3.2  AUTHORITY.

PROVIDENCE has the necessary corporate power and authority to enter into this Agreement, as well as the Transaction Documents more fully defined in
Section 6.4, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the completion of the transactions contemplated hereby and thereby have been duly authorized by corporate action of the part of the Board of Directors of PROVIDENCE , and subject to the convening of a shareholder's meeting pursuant to Sections 7-111-101-109 of the Colorado Business Corporation Act in order to approve this Agreement and the Transaction Documents, no further corporate proceedings on the part of PROVIDENCE will be necessary. When issued pursuant to this Agreement, the Shares to be issued to the CACHE stockholders on the Effective Time will be duly authorized, validly issued, fully paid and non-assessable, and the Shares to be issued to the CACHE stockholders on the Effective Time shall be legally equivalent in all respects to the PROVIDENCE common stock issued and outstanding as of the date hereof. This Agreement has been executed and delivered by PROVIDENCE and constitutes the legal, valid and binding obligation of PROVIDENCE, enforceable in accordance with its terms. As of the Effective Time, each of the Transaction Documents will constitute a legal, valid and binding obligation of PROVIDENCE , each enforceable in accordance with its terms.

3.3  No Conflict, Default, Breach or Violation.

THE EXECUTION AND DELIVERY OF THIS AGREEMENT DOES NOT, AND THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY WILL NOT, CONFLICT WITH OR RESULT IN A BREACH OF OR THE ACCELERATION OF ANY OBLIGATION UNDER, OR CONSTITUTE A DEFAULT OR EVENT OF DEFAULT (OR EVENT WHICH WITH NOTICE OR LAPSE OF TIME OR BOTH WOULD CONSTITUTE A DEFAULT) UNDER, ANY PROVISION OF ANY CHARTER, BYLAW, INDENTURE, MORTGAGE, LIEN, LEASE, AGREEMENT, CONTRACT, ORDER, JUDGMENT, OR, TO THE BEST KNOWLEDGE OF PROVIDENCE, ANY JUDICIAL OR ADMINISTRATIVE DECREE, ORDINANCE OR REGULATION, PERMIT, LICENSE, FRANCHISE OR ANY RESTRICTION TO WHICH ANY PROPERTY OF PROVIDENCE IS SUBJECT OR BY WHICH PROVIDENCE OR ANY OF ITS SUBSIDIARIES IS BOUND, THE EFFECT OF WHICH WOULD BE MATERIALLY ADVERSE TO PROVIDENCE. PROVIDENCE IS NOT ALLEGED TO BE IN VIOLATION OR DEFAULT OR UNDER ANY APPLICABLE LAW, STATUTE, ORDER, RULE OR REGULATION PROMULGATED OR JUDGMENT ENTERED BY ANY GOVERNMENTAL ENTITY, RELATING TO OR AFFECTING THE OPERATION, CONDUCT OR OWNERSHIP OF THE PROPERTY OR BUSINESS OF PROVIDENCE WHICH VIOLATION OR DEFAULT OR ALLEGED VIOLATION OR DEFAULT WOULD HAVE A MATERIAL, ADVERSE EFFECT, ON PROVIDENCE.

3.4  Approvals.

EXCEPT FOR USUAL AND CUSTOMARY COMPLIANCE WITH THE SECURITIES ACT, THE SECURITIES OR BLUE SKY LAWS OF VARIOUS STATES, NO CONSENT, APPROVAL, ORDER OR AUTHORIZATION OF, OR REGISTRATION, DECLARATION OR FILING WITH, ANY COURT, ADMINISTRATIVE AGENCY OR COMMISSION OR OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY, DOMESTIC OR FOREIGN (A "GOVERNMENTAL ENTITY"), OR THIRD PARTY IS REQUIRED BY OR WITH RESPECT TO PROVIDENCE IN CONNECTION WITH THE EXECUTION AND DELIVERY BY PROVIDENCE OF THIS AGREEMENT, OR THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE ABSENCE OF WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON PROVIDENCE.

3.5  SEC Documents; Filings; Financial Statements.

3.5.1 PROVIDENCE has delivered to CACHE accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive information statement filed by PROVIDENCE with the SEC between November 1, 1999 and the date of this Agreement (the "PROVIDENCE SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the PROVIDENCE SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the PROVIDENCE SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.5.2 The financial statements contained in the  PROVIDENCE  SEC Documents:
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the financial position of PROVIDENCE and its subsidiaries as of the respective dates thereof and the results of operations of PROVIDENCE and its subsidiaries for the periods covered thereby.

3.6  Information Supplied.

TO THE BEST KNOWLEDGE OF PROVIDENCE , NO WRITTEN STATEMENT, CERTIFICATE, SCHEDULE, LIST OR OTHER WRITTEN INFORMATION FURNISHED BY OR ON BEHALF OF PROVIDENCE TO CACHE ON OR PRIOR TO THE DATE HEREOF IN CONNECTION HEREWITH CONTAINS (AFTER GIVING EFFECT TO ANY CORRECTION THEREOF FURNISHED TO CACHE IN WRITING PRIOR TO THE DATE HEREOF) ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMITS OR WILL OMIT TO STATE A MATERIAL FACT REQUIRED TO BE STATED HEREIN OR THEREIN OR NECESSARY TO MAKE THE STATEMENTS HEREIN OR THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING.

3.7  Capitalization of PROVIDENCE.

AS OF THE DATE HEREOF, THE AUTHORIZED CAPITAL STOCK OF PROVIDENCE CONSISTS OF FIFTY MILLION (50,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE, OF WHICH ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) SHARES OF COMMON STOCK ARE ISSUED AND OUTSTANDING, AND FIFTY MILLION (50,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE, OF WHICH NONE ARE ISSUED AND OUTSTANDING. ALL OF THE ISSUED AND OUTSTANDING SHARES OF CAPITAL STOCK OF PROVIDENCE HAVE BEEN DULY AND VALIDLY AUTHORIZED AND VALIDLY ISSUED AND ARE FULLY PAID AND NON-ASSESSABLE. AS OF THE DATE HEREOF, EXCEPT AS DISCLOSED HEREIN, THERE ARE NO AUTHORIZED OR OUTSTANDING SUBSCRIPTIONS, OPTIONS, CONVERSION RIGHTS, WARRANTS OR OTHER AGREEMENTS, SECURITIES OR COMMITMENTS OF ANY NATURE WHATSOEVER (WHETHER ORAL OR WRITTEN AND WHETHER FIRM OR CONDITIONAL) OBLIGATING PROVIDENCE OR ANY OF ITS SUBSIDIARIES TO ISSUE, DELIVER OR SELL, OR CAUSE TO BE ISSUED, DELIVERED OR SOLD, TO ANY PERSON ANY SHARES OF PROVIDENCE COMMON STOCK OR ANY OTHER SHARES OF THE CAPITAL STOCK OF PROVIDENCE OR ANY SHARES OF THE CAPITAL STOCK OF ANY OF ITS SUBSIDIARIES, OR ANY SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR ANY SUCH SHARES, OR OBLIGATING ANY SUCH PERSON TO GRANT, EXTEND OR ENTER INTO ANY SUCH AGREEMENT OR COMMITMENT. THERE ARE NO AGREEMENTS OBLIGATING PROVIDENCE TO REDEEM, REPURCHASE OR OTHERWISE ACQUIRE THE CAPITAL STOCK OF PROVIDENCE, OR ANY OTHER SECURITIES ISSUED BY IT, OR TO REGISTER THE SALE OF THE CAPITAL STOCK OF PROVIDENCE UNDER APPLICABLE SECURITIES LAWS. THERE ARE NO AGREEMENTS OR ARRANGEMENTS PROHIBITING OR OTHERWISE RESTRICTING THE PAYMENT OF DIVIDENDS OR DISTRIBUTIONS TO THE PROVIDENCE STOCKHOLDERS BY PROVIDENCE.

3.8  Title to Assets; Encumbrances.

3.8.1 PROVIDENCE owns its assets, whether real, personal or intangible, free and clear of all Encumbrances, except (i) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by PROVIDENCE in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements, covenants, restrictions and other exceptions to title of record which do not materially and adversely affect the operations of PROVIDENCE,
(v) such Encumbrances as do not secure indebtedness in excess of $10,000, or (vi) Encumbrances reflected in the SEC Documents;

3.8.2 Except as set forth in the Form 10-KSB for the period ended December 31, 2000 ("Form 10-K"), there are no parties in possession of any of the assets of PROVIDENCE other than PROVIDENCE, other than personal property held by third parties in the reasonable and ordinary course of business. Except as set forth in the Form 10-K, PROVIDENCE enjoys full, free and exclusive use and quiet enjoyment of its assets and all rights pertaining thereto, and PROVIDENCE enjoys peaceful and undisturbed possession under all leases under which it is lessee.

3.9  Subsidiaries.

PROVIDENCE HAS NO SUBSIDIARIES.

3.10 Litigation.

THERE IS NO SUIT, ACTION, PROCEEDING OR INVESTIGATION PENDING OR, TO THE BEST KNOWLEDGE OF PROVIDENCE, THREATENED AGAINST OR AFFECTING PROVIDENCE (OR ANY OF ITS OFFICERS OR DIRECTORS IN CONNECTION WITH THE BUSINESS OF PROVIDENCE), NOR IS THERE ANY OUTSTANDING JUDGMENT, ORDER, WRIT, INJUNCTION OR DECREE AGAINST PROVIDENCE, WHICH SUIT, ACTION, PROCEEDING OR INVESTIGATION HAD OR COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT ON PROVIDENCE. TO THE BEST KNOWLEDGE OF PROVIDENCE: (I) THERE ARE NO FACTS UPON WHICH ANY ACTION, SUIT OR PROCEEDING COULD BE BROUGHT AGAINST PROVIDENCE THAT WOULD HAVE A MATERIAL ADVERSE EFFECT ON PROVIDENCE; AND (II) PROVIDENCE IS NOT SUBJECT TO ANY COURT ORDER, WRIT, INJUNCTION, DECREE, SETTLEMENT AGREEMENT OR JUDGMENT THAT CONTAINS OR ORDERS ANY ONGOING OBLIGATIONS, WHETHER PROHIBITORY OR MANDATORY IN NATURE, ON THE PART OF PROVIDENCE.

3.11 Environmental Law.

There are no claims, complaints or reports made by or against PROVIDENCE during the past three years pursuant to Environmental Law. At present, to the best of PROVIDENCE's knowledge, none of the operations of PROVIDENCE is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Law.

3.12 Absence of Undisclosed Liabilities.

PROVIDENCE HAS NO LIABILITIES OR OBLIGATIONS, EITHER ACCRUED, ABSOLUTE, CONTINGENT, OR OTHERWISE, REQUIRED TO BE BUT NOT REFLECTED OR RESERVED AGAINST IN THE PROVIDENCE FINANCIALS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, EXCEPT THOSE INCURRED IN THE ORDINARY COURSE OF BUSINESS, AND PROVIDENCE KNOWS OF NO POTENTIAL LIABILITY THAT WOULD RESULT IN A MATERIAL ADVERSE EFFECT ON THE VALUE OR BUSINESS OF PROVIDENCE.

3.13 Financial Statements.

PROVIDENCE HAS FURNISHED TO CACHE TRUE, COMPLETE AND CORRECT COPIES OF THE AUDITED FINANCIAL STATEMENTS OF PROVIDENCE, AT AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (THESE FINANCIAL STATEMENTS BEING COLLECTIVELY REFERRED TO HEREIN AS THE "PROVIDENCE FINANCIALS"). THE PROVIDENCE FINANCIALS WILL BE IN ACCORDANCE WITH THE BOOKS AND RECORDS OF PROVIDENCE, COMPLY AS TO FORM IN ALL MATERIAL RESPECTS WITH APPLICABLE ACCOUNTING REQUIREMENTS, HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A CONSISTENT BASIS DURING THE PERIODS INVOLVED (EXCEPT AS MAY BE INDICATED IN THE NOTES THERETO) AND FAIRLY PRESENT THE FINANCIAL POSITION OF PROVIDENCE AS AT THE DATE THEREOF. SINCE DECEMBER 31, 2000, THERE HAS NOT BEEN, OCCURRED OR ARISEN (A) ANY MATERIAL ADVERSE CHANGE IN THE BUSINESS OR THE FINANCIAL CONDITION OF PROVIDENCE FROM THAT SHOWN ON THE AFOREMENTIONED BALANCE SHEET AS OF DECEMBER 31, 2000, OR (B) ANY EVENT, CONDITION OR STATE OF FACTS OF ANY CHARACTER WHICH, TO THE BEST OF THE KNOWLEDGE OF PROVIDENCE, MATERIALLY AND ADVERSELY AFFECTS, OR THREATENS TO MATERIALLY AND ADVERSELY AFFECT, THE BUSINESS OR RESULTS OF OPERATIONS OR FINANCIAL CONDITION OF PROVIDENCE.

3.14 Contracts.

THERE ARE NO CONTRACTS, AGREEMENTS, BENEFIT PLANS, INSURANCE POLICIES, COLLECTIVE BARGAINING AGREEMENTS AND COMMITMENTS OF PROVIDENCE, WHETHER OR NOT MADE IN THE ORDINARY COURSE OF BUSINESS, INCLUDING LEASES UNDER WHICH PROVIDENCE IS LESSOR OR LESSEE, WHICH ARE TO BE PERFORMED IN WHOLE OR IN PART AFTER THE EFFECTIVE TIME, OTHER THAN AN AGREEMENT WITH NADEAU AND SIMMONS, P.C. REFERRED TO IN SECTION 6.8 OF THIS AGREEMENT.

3.15 Taxes and Returns.

3.15.1 PROVIDENCE has (i) filed all tax returns and reports required to be filed by it and (ii) paid all taxes, assessments and governmental charges and penalties which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 2000. PROVIDENCE is not delinquent in the payment of any material tax, assessment or governmental charge, and no deficiencies for any taxes have been proposed, asserted, or formally assessed against PROVIDENCE, and no requests for waivers of the time to assess any such tax are pending, the PROVIDENCE Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by PROVIDENCE (whether or not shown in any return) through the date thereof. All tax returns and taxes for periods after December 31, 2000 have or will be filed and paid by PROVIDENCE on a timely basis, unless said taxes are being contested in good faith by appropriate proceedings.

3.15.2 For the purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipt, payroll, estimated sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

3.16 Compliance with Law.

TO THE BEST KNOWLEDGE OF PROVIDENCE, PROVIDENCE IS IN COMPLIANCE WITH AND IS NOT IN VIOLATION OF OR IN DEFAULT WITH RESPECT TO, OR IN ALLEGED VIOLATION OF OR ALLEGED DEFAULT WITH RESPECT TO: (A) ANY APPLICABLE LAW, RULE, REGULATION OR STATUTE APPLICABLE TO THE OPERATIONS OF PROVIDENCE, OR
(B) ANY ORDER, PERMIT, CERTIFICATE, WRIT, JUDGMENT, INJUNCTION, DECREE, DETERMINATION, AWARD OR OTHER DECISION OF ANY COURT OR ANY GOVERNMENT ENTITY TO WHICH PROVIDENCE IS A PARTY OR BY WHICH PROVIDENCE IS BOUND, WHICH VIOLATION OR DEFAULT OR ALLEGED VIOLATION OR DEFAULT WOULD MATERIALLY AND ADVERSELY AFFECT THE BUSINESS, OPERATIONS, AFFAIRS, PROSPECTS, PROPERTIES, ASSETS, PROFITS OR CONDITION OF PROVIDENCE . TO THE BEST KNOWLEDGE OF PROVIDENCE, PROVIDENCE IS NOT DELINQUENT WITH RESPECT TO (A) ANY REPORT REQUIRED TO BE FILED WITH ANY GOVERNMENTAL ENTITY OR (B) THE PREPARATION AND DELIVERY OF ANY REPORTS REQUIRED BY PRIVATE AGREEMENTS TO WHICH PROVIDENCE IS A PARTY, WHICH DELINQUENCY MIGHT MATERIALLY AND ADVERSELY AFFECT THE BUSINESS, OPERATIONS, AFFAIRS, PROSPECTS, PROPERTIES, ASSETS, PROFITS, CONDITIONS OF PROVIDENCE.

3.17 Intellectual Property.

PROVIDENCE HAS NO LETTERS OF PATENT, PATENT APPLICATIONS, INVENTIONS UPON WHICH PATENT APPLICATIONS HAVE NOT YET BEEN FILED, TRADE NAMES, TRADEMARKS, TRADEMARK REGISTRATIONS AND APPLICATIONS, COPYRIGHTS, COPYRIGHT REGISTRATIONS AND APPLICATIONS, BOTH DOMESTIC AND FOREIGN, PRESENTLY OWNED, POSSESSED, USED OR HELD BY PROVIDENCE.

3.18 Brokers' or Finders' Fees.

NO AGENT, BROKER, PERSON OR FIRM ACTING ON BEHALF OF PROVIDENCE OR UNDER ITS AUTHORITY IS OR WILL BE ENTITLED TO ANY COMMISSION, BROKER, FINDER, OR FINANCIAL ADVISORY FEES FROM ANY OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.


                                ARTICLE IX

                    OBLIGATIONS PENDING EFFECTIVE TIME

4.1  Agreements of CACHE.

CACHE AGREES THAT FROM THE DATE HEREOF TO AND THROUGH THE EFFECTIVE TIME, CACHE WILL:

4.1.1 CORPORATE APPROVALS.

Use its best efforts for the purpose of authorizing and obtaining the consent of the CACHE shareholders to this Agreement and the merger contemplated hereby.

4.1.2 MAINTENANCE OF PRESENT BUSINESS.

Except as contemplated by this Agreement, CACHE shall operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with all material customers, suppliers, jobbers, distributors, and others having business dealings with it. If CACHE proposes to secure a waiver of this covenant from PROVIDENCE with respect to a particular transaction, CACHE shall be deemed in compliance with this covenant if the President of PROVIDENCE or his successor does not deliver to CACHE his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from CACHE.

4.1.3 MAINTENANCE OF PROPERTIES.

At its expense, maintain all of its property and assets in customary (for CACHE) repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted.

4.1.4 MAINTENANCE OF BOOKS AND RECORDS.

Maintain  its  books  of  account  and records in the usual,  regular,  and
ordinary  manner,  in  accordance  with   generally   accepted   accounting
principles applied on a consistent basis.

4.1.5 COMPLIANCE WITH LAW.

Continue to conduct its activities in a manner consistent with its current understanding of the laws applicable to it, unless and until it receives written notice from a Governmental Entity that it is not in compliance with a particular law or laws, at which time CACHE will modify its conduct to comply with such law or laws.

4.1.6 INSPECTION.

Allow PROVIDENCE, its directors, officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. PROVIDENCE agrees that it and its officers and representatives shall hold all data and information obtained with respect to CACHE in strict confidence, and further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either is, or becomes, published or a matter of public knowledge.

PROVIDENCE and CACHE agree that they will not issue any press release or other disclosure of this Agreement without the prior approval of the other, which shall not be unreasonably withheld, unless, in the good faith opinion of counsel, such disclosure is required by law and time does not permit the obtaining of such consent, or such consent is withheld.

In the event of a breach or threatened breach by PROVIDENCE or its officers or representatives of the provision of this Section, CACHE shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by PROVIDENCE, or its officers or representatives of any of such confidential information.

4.1.7 PROHIBITION OF CERTAIN CONTRACTS.

Except as contemplated herein with respect to the Debentures and with respect to obtaining up to $350,000 of additional borrowing from eCom Corporation ("eCom"), not enter into any contracts outside of the ordinary course of business without the prior written consent of PROVIDENCE, which consent will not be unreasonably withheld. If CACHE proposes to secure a waiver of this covenant from PROVIDENCE with respect to a particular transaction, CACHE shall be deemed in compliance with this covenant if the President of PROVIDENCE or his successor does not deliver to CACHE his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from CACHE.

4.1.8 PROHIBITION OF LOANS.

Except as contemplated herein with respect to the Debentures and with respect to obtaining up to $350,000 of additional borrowing from eCom, not incur any borrowings, except in the usual and ordinary course of business, without the prior written consent of PROVIDENCE, which consent will not be unreasonably withheld.

4.1.9 PROHIBITION OF CERTAIN COMMITMENTS.

Except as contemplated herein with respect to the Debentures, not enter into a commitment for expenditures or incur any liability exceeding $25,000, in the aggregate, except (i) as may be necessary or desirable for the maintenance of existing facilities, machinery and equipment in the ordinary course of business or in connection with measures taken to effect the Merger, as described herein, (ii) as in otherwise consented to in writing by PROVIDENCE, or (iii) as may otherwise be in the ordinary course of business.

4.1.10 DISPOSAL OF ASSETS.

Not sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business; or (ii) as is otherwise consented to in writing by PROVIDENCE or authorized hereunder.

4.1.11 MAINTENANCE OF INSURANCE.

Keep in full force and effect present insurance policies or other comparable coverage on all its properties.

4.1.12 NO AMENDMENT TO ARTICLES OF INCORPORATION.

Not amend its Articles of incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business.

4.1.13 NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES.

Except as contemplated by this Agreement or subject to an agreement described herein or in the Disclosure Schedule, not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock.

4.1.14 PROHIBITION OF DIVIDENDS.

Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof.

4.1.15 NOTICE OF MATERIAL DEVELOPMENTS.

Promptly notify PROVIDENCE in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition (financial or otherwise) or results of operations of CACHE, whether or not occurring in the usual and ordinary course of its business, but only to the extent CACHE has actual knowledge of any such changes.

4.2  Agreements of PROVIDENCE.

PROVIDENCE AGREES THAT FROM THE DATE HEREOF TO THE EFFECTIVE TIME, IT WILL:

4.2.1 CORPORATE APPROVALS.

Call and hold a meeting of its shareholders to approve the Merger contemplated herein.

4.2.2 MAINTENANCE OF PRESENT BUSINESS.

Except as contemplated by this Agreement, operate no business.

4.2.3 MAINTENANCE OF BOOKS AND RECORDS.

Maintain the books of account and records of PROVIDENCE and each of its subsidiaries in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.

4.2.4 COMPLIANCE WITH LAW.

Continue to conduct its activities in a manner consistent with PROVIDENCE's current understanding of the laws applicable to its, unless and until PROVIDENCE receives written notice from a Government Entity that it is not in compliance with a particular law or laws, at which time PROVIDENCE will again comply with such law or laws.

4.2.5 INSPECTION.

Allow CACHE and its directors, officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. CACHE agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either is, or becomes, published or a matter of public knowledge. In the event of a breach or threatened breach by CACHE or its officers or representatives of the provisions of this Section, PROVIDENCE shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by CACHE or its officers or representatives of any of such confidential information.

4.2.6 PROHIBITION OF CONTRACTS.

Except as contemplated by this Agreement, PROVIDENCE shall not enter into any contract.

4.2.7 PROHIBITION OF INDEBTEDNESS.

PROVIDENCE shall not incur any indebtedness of any kind or nature.

4.2.8 DISPOSAL OF ASSETS.

PROVIDENCE shall not dispose of any assets.

4.2.9 MAINTENANCE OF INSURANCE.

Keep in full force and effect present insurance policies or other comparable coverage on all of the assets of PROVIDENCE and all of its subsidiaries.

4.2.10 NO AMENDMENTS TO ARTICLES OF INCORPORATION.

Not amend its Articles of Incorporation, or merge into any other corporation.

4.2.11 NOTICE OF MATERIAL DEVELOPMENTS.

Promptly notify CACHE in writing of any Material Adverse Change in, or any changes which in the aggregate would likely result in a Material Adverse Change in, the business, properties, condition (financial or otherwise), results of operations or prospects of PROVIDENCE or any of its subsidiaries, whether or not occurring in the usual and ordinary course of business, but only to the extent PROVIDENCE or any of such subsidiaries has actual knowledge of any such changes.

4.2.12 PERFORMANCE OF CONTRACTS.

Perform or cause to be performed all material obligations of PROVIDENCE under agreements relating to or affecting its assets, properties or rights.

                                 ARTICLE V

                    ADDITIONAL COVENANTS OF THE PARTIES

5.1  Filings and Consents.

AS PROMPTLY AS PRACTICABLE AFTER THE EXECUTION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT (A) SHALL MAKE ALL FILINGS (IF ANY) AND GIVE ALL NOTICES (IF ANY) REQUIRED TO BE MADE AND GIVEN BY SUCH PARTY IN CONNECTION WITH THE MERGER AND (B) SHALL USE ALL COMMERCIALLY REASONABLE EFFORTS TO OBTAIN ALL CONSENTS (IF ANY) REQUIRED TO BE OBTAINED (PURSUANT TO ANY APPLICABLE LEGAL REQUIREMENT OR CONTRACT, OR OTHERWISE) BY SUCH PARTY IN CONNECTION WITH THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN THOSE CONSENTS IDENTIFIED ON SECTION 2.4 OF THE DISCLOSURE SCHEDULE. PROVIDENCE SHALL (UPON REQUEST) PROMPTLY DELIVER TO CACHE A COPY OF EACH SUCH FILING MADE, EACH SUCH NOTICE GIVEN AND EACH SUCH CONSENT OBTAINED BY CACHE DURING THE PERIOD PRIOR TO CLOSING.

5.2  Public Announcements.

After the date hereof, each party shall not (and each party shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent.

5.3  Best Efforts.

DURING THE PERIOD PRIOR TO CLOSING, PROVIDENCE, AND CACHE SHALL USE THEIR BEST EFFORTS TO CAUSE THE CONDITIONS SET FORTH IN ARTICLE 6 TO BE SATISFIED ON A TIMELY BASIS.

5.4  Investment Representation Letter.

AT THE CLOSING, EACH OF THE CACHE SHAREHOLDERS SHALL EXECUTE AND DELIVER TO CACHE AN INVESTMENT REPRESENTATION LETTER IN THE FORM ATTACHED HERETO AT
EXHIBIT VI (AN "INVESTMENT REPRESENTATION LETTER").

                                ARTICLE VI

        CONDITIONS PRECEDENT TO OBLIGATIONS OF PROVIDENCE AND CACHE

THE OBLIGATIONS OF PROVIDENCE, AND CACHE TO EFFECT THE MERGER AND OTHERWISE CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE SUBJECT TO THE SATISFACTION, AT OR PRIOR TO THE CLOSING, OF EACH OF THE FOLLOWING CONDITIONS, UNLESS ANY SUCH CONDITION IS WAIVED IN WRITING BY THE PARTY NOT REQUIRED TO PERFORM SUCH CONDITION OTHER THAN THE CONDITIONS SET FORTH IN
SECTION 6.4(II) WHICH CAN ONLY BE WAIVED BY CACHE  AND  CANNOT BE WAIVED BY
PROVIDENCE:

6.1  Accuracy of Representations.

EACH OF THE REPRESENTATIONS AND WARRANTIES MADE BY PROVIDENCE AND CACHE IN THIS AGREEMENT AND IN EACH OF THE TRANSACTION DOCUMENTS AND INSTRUMENTS DELIVERED TO PROVIDENCE AND CACHE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL HAVE BEEN ACCURATE IN ALL MATERIAL RESPECTS AS OF THE DATE OF THIS AGREEMENT (WITHOUT GIVING EFFECT TO ANY MATERIAL ADVERSE EFFECT OR OTHER MATERIALITY QUALIFICATIONS, OR ANY SIMILAR QUALIFICATIONS, CONTAINED OR INCORPORATED DIRECTLY OR INDIRECTLY IN SUCH REPRESENTATIONS AND WARRANTIES), AND SHALL BE ACCURATE IN ALL MATERIAL RESPECTS AS OF THE CLOSING DATE AS IF MADE AT THE CLOSING DATE (WITHOUT GIVING EFFECT TO ANY UPDATE TO THE DISCLOSURE SCHEDULE, AND WITHOUT GIVING EFFECT TO ANY MATERIAL ADVERSE EFFECT OR OTHER MATERIALITY QUALIFICATIONS, OR ANY SIMILAR QUALIFICATIONS, CONTAINED OR INCORPORATED DIRECTLY OR INDIRECTLY IN SUCH REPRESENTATIONS AND WARRANTIES).

6.2  Performance of Covenants.

ALL OF THE COVENANTS AND OBLIGATIONS THAT PROVIDENCE AND CACHE ARE REQUIRED TO COMPLY WITH OR TO PERFORM AT OR PRIOR TO THE CLOSING SHALL HAVE BEEN COMPLIED WITH AND PERFORMED IN ALL RESPECTS.

6.3  Consents.

ALL CONSENTS REQUIRED TO BE OBTAINED IN CONNECTION WITH THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL HAVE BEEN OBTAINED AND SHALL BE IN FULL FORCE AND EFFECT.

6.4  Agreements and Documents.

PROVIDENCE AND CACHE SHALL HAVE RECEIVED THE FOLLOWING AGREEMENTS AND DOCUMENTS (HEREIN REFERRED TO AS "TRANSACTION DOCUMENTS"), EACH OF WHICH WILL BE IN FULL FORCE AND EFFECT AS OF THE EFFECTIVE TIME:

     (i)   ARTICLES OF MERGER:

     (ii)  DOCUMENTS  INDICATING  THAT   PROVIDENCE  HAS  RECEIVED,  OR  HAS
           RECEIVED A BINDING COMMITMENT FOR, THE EQUITY FINANCING;

     (iii) INVESTMENT REPRESENTATION LETTERS EXECUTED BY EACH OF THE CACHE SHAREHOLDERS;

     (iv) LEGAL OPINIONS OF NADEAU & SIMMONS, P.C., DATED AS OF THE CLOSING DATE, OUTSTANDING IN THE FORMS ATTACHED HERETO AT EXHIBIT VII;

     (v) A certificate executed by both parties and containing the representation and warranty of each party that each of the representations and warranties set forth in Section 2 and 3 are accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions (unless waived) set forth in
           Section 6 have been duly satisfied (the "Closing Certificate");

     (vi) Written resignations of all officers and directors of PROVIDENCE, effective as of the Effective Time;

     (vii) Agreement with Brennan Dyer and Company, LLC to provide investment banking services for one year after the Effective Time; and

     (viii)An Information Statement prepared in accordance with Regulation 14C shall have been filed with the SEC and sent to the PROVIDENCE stockholders at least 20 days prior to the meeting of the PROVIDENCE stockholders called to approve this Agreement and the Merger.

6.5  No Restraints.

NO TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION OR OTHER ORDER PREVENTING THE CONSUMMATION OF THE MERGER SHALL HAVE BEEN ISSUED BY ANY COURT OF COMPETENT JURISDICTION AND REMAIN IN EFFECT, AND THERE SHALL NOT BE ANY LEGAL REQUIREMENT ENACTED OR DEEMED APPLICABLE TO THE MERGER THAT MAKES CONSUMMATION OF THE MERGER ILLEGAL.

6.6  No Legal Proceedings.

NO PERSON SHALL HAVE COMMENCED OR THREATENED TO COMMENCE ANY LEGAL PROCEEDING CHALLENGING OR SEEKING THE RECOVERY OF A MATERIAL AMOUNT OF DAMAGES IN CONNECTION WITH THE MERGER OR SEEKING TO PROHIBIT OR LIMIT THE EXERCISE BY PROVIDENCE OF ANY MATERIAL RIGHT PERTAINING TO ITS OWNERSHIP OF THE ASSETS OF CACHE.

6.7  Employees.

NO MORE THAN ONE OF THE INDIVIDUALS IDENTIFIED ON EXHIBIT VIII SHALL HAVE CEASED TO BE EMPLOYED BY, OR EXPRESSED AN INTENTION TO TERMINATE THEIR EMPLOYMENT WITH, CACHE.

6.8  Legal Services.

Mark T. Thatcher, Of Counsel to Nadeau & Simmons, P.C., shall provide legal services, without additional consideration, with respect to the SEC filings listed below, and any amendments thereto, by the Surviving Corporation after the Effective Time:

     (i)  Form 8-K regarding the Merger;
     (ii) Initial Form 13-Ds for all persons reporting under Section 13 of the Exchange Act;
     (iii)Initial Form 3's for all persons reporting under Section 16 of the Exchange Act;
     (iv) Form 10-QSQ and 10-KSB for first reporting year following the Effective Time; and
     (v) Form SB-2, or similar registration statement, filed for establishing trading in the common stock of the Surviving Corporation.

6.9  Balance Sheet.

The balance sheet of PROVIDENCE shall show no liabilities.

6.10 Investment Banking Services Agreement Shares.

SIXTY ONE THOUSAND ONE HUNDRED NINETY TWO (61,192) PROVIDENCE SHARES SHALL BE ISSUED TO SWARTZ INSTITUTIONAL FINANCE IN ACCORDANCE WITH THE INVESTMENT BANKING SERVICES AGREEMENT IN EXHIBIT XI.


                                ARTICLE VII

                                TERMINATION

7.1  Termination Events.

THIS AGREEMENT MAY BE TERMINATED PRIOR TO THE CLOSING:

(A) by PROVIDENCE if PROVIDENCE reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of PROVIDENCE to comply with or perform any covenant or obligation of PROVIDENCE set forth in this Agreement);

(B) by CACHE if CACHE reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of CACHE to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to PROVIDENCE);

(C) by PROVIDENCE at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied or waived by the Scheduled Closing Time;

(D) by CACHE at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied or waived by the Scheduled Closing Time;

(E) by PROVIDENCE if the Closing has not taken place on or before July 31, 2001 (other than as a result of any failure on the part of PROVIDENCE to comply with or perform any covenant or obligation of PROVIDENCE set forth in this Agreement);

(F) by CACHE if the Closing has not taken place on or before July 31, 2001 (other than as a result of the failure on the part of CACHE to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to PROVIDENCE); or

(G)  by the mutual consent of PROVIDENCE and CACHE.

7.2  Termination Procedures.

IF PROVIDENCE WISHES TO TERMINATE THIS AGREEMENT PURSUANT TO SECTION 7:1(A), SECTION 7:1(C) OR SECTION 7:1(E), PROVIDENCE SHALL DELIVER TO CACHE A WRITTEN NOTICE STATING THAT PROVIDENCE IS TERMINATING THIS AGREEMENT AND SETTING FORTH A BRIEF DESCRIPTION OF THE BASIS ON WHICH PROVIDENCE IS TERMINATING THIS AGREEMENT. IF CACHE WISHES TO TERMINATE THIS AGREEMENT PURSUANT TO SECTION 7:1(B), SECTION 7:1(D) OR SECTION 7:1(F), CACHE SHALL DELIVER TO PROVIDENCE A WRITTEN NOTICE STATING THAT CACHE IS TERMINATING THIS AGREEMENT AND SETTING FORTH A BRIEF DESCRIPTION OF THE BASIS ON WHICH CACHE IS TERMINATING THIS AGREEMENT.

7.3  Effect of Termination.

IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 7:1, ALL FURTHER OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL TERMINATE; PROVIDED, HOWEVER, that: (a) neither CACHE nor PROVIDENCE shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9.2; and (c) PROVIDENCE and CACHE shall, in all events, remain bound by and continue to be subject to Section 5:2.


                               ARTICLE VIII

                              INDEMNIFICATION

8.1  Survival of Representations, Etc.

(A) The representations and warranties made by PROVIDENCE, and CACHE (including the representations and warranties set forth in Sections 2 and 3, shall survive the Effective Time for a period of one (1) year, PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to either party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by either party (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 8.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, the representations and warranties set forth in Section 2.14 shall survive until the expiration of the applicable statutes of limitations, including extensions thereof.

(B) The representations, warranties, covenants and obligations of PROVIDENCE, and CACHE, and the rights and remedies that may be exercised by either party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of either party or any of their Representatives.

(C) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by PROVIDENCE or CACHE in this Agreement.

8.2  Cross Indemnification.

FROM AND AFTER THE EFFECTIVE TIME (BUT SUBJECT TO SECTION 8.1(A)), PROVIDENCE AND CACHE SHALL HOLD HARMLESS AND INDEMNIFY EACH OTHER FROM AND AGAINST, AND SHALL COMPENSATE AND REIMBURSE THE OTHER PARTY FOR, ANY DAMAGES WHICH ARE DIRECTLY OR INDIRECTLY SUFFERED OR INCURRED BY EITHER PARTY OR TO WHICH EITHER PARTY MAY OTHERWISE BECOME SUBJECT (REGARDLESS OF WHETHER OR NOT SUCH DAMAGES RELATE TO ANY THIRD-PARTY CLAIM) AND WHICH ARISE FROM OR AS A RESULT OF, OR ARE DIRECTLY OR INDIRECTLY CONNECTED WITH:
(I) ANY INACCURACY IN OR BREACH OF ANY REPRESENTATION OR WARRANTY SET FORTH IN SECTIONS 2 OR 3 (WITHOUT GIVING EFFECT TO ANY MATERIAL ADVERSE EFFECT OR OTHER MATERIALITY QUALIFICATION OR ANY SIMILAR QUALIFICATION CONTAINED OR INCORPORATED DIRECTLY OR INDIRECTLY IN SUCH REPRESENTATION OR WARRANTY, BUT GIVING EFFECT TO ANY UPDATE TO THE DISCLOSURE SCHEDULE DELIVERED BY PROVIDENCE AND CACHE PRIOR TO THE CLOSING); (II) ANY BREACH OF ANY COVENANT OR OBLIGATION OF PROVIDENCE, OR CACHE (INCLUDING THE COVENANTS SET FORTH IN SECTIONS 4 AND 5); OR (III) ANY LEGAL PROCEEDING RELATING TO ANY INACCURACY OR BREACH OF THE TYPE REFERRED TO IN CLAUSE "(I)" OR "(II)" ABOVE (INCLUDING ANY LEGAL PROCEEDING COMMENCED BY ANY INDEMNITEE FOR THE PURPOSE OF ENFORCING ANY OF ITS RIGHTS UNDER THIS SECTION 8).

8.3  Threshold; Ceiling.

PROVIDENCE or CACHE shall not be required to make any indemnification payment pursuant to Section 8.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Sections 2 and 3 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the other party, exceeds $10,000 in the aggregate. (If the total amount of such Damages exceeds $10,000, then the Indemnitee shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages, including claims for Damages included in the initial $10,000.

8.4  No Contribution.

PROVIDENCE AND CACHE WAIVE, ACKNOWLEDGE AND AGREE THAT THEY SHALL NOT HAVE AND SHALL NOT EXERCISE OR ASSERT (OR ATTEMPT TO EXERCISE OR ASSERT), ANY RIGHT OF CONTRIBUTION, RIGHT OF INDEMNITY OR OTHER RIGHT OR REMEDY AGAINST EACH OTHER IN CONNECTION WITH ANY THIRD PARTY INDEMNIFICATION OBLIGATION OR ANY OTHER LIABILITY TO WHICH EITHER PARTY MAY BECOME SUBJECT UNDER OR IN CONNECTION WITH THIS AGREEMENT.

8.5  Interest.

ANY PARTY WHO IS REQUIRED TO HOLD HARMLESS, INDEMNIFY, COMPENSATE OR REIMBURSE ANY INDEMNITEE PURSUANT TO THIS SECTION 8 WITH RESPECT TO ANY DAMAGES SHALL ALSO BE LIABLE TO SUCH INDEMNITEE FOR INTEREST ON THE AMOUNT OF SUCH DAMAGES (FOR THE PERIOD COMMENCING AS OF THE DATE ON WHICH INDEMNIFYING PARTY FIRST RECEIVED NOTICE OF A CLAIM FOR RECOVERY BY SUCH INDEMNITEE AND ENDING ON THE DATE ON WHICH THE LIABILITY OF SUCH
INDEMNIFYING  PARTY  TO  SUCH  INDEMNITEE   IS   FULLY  SATISFIED  BY  SUCH
INDEMNIFYING PARTY) AT A FLOATING RATE EQUAL TO THE RATE OF INTEREST PUBLICLY ANNOUNCED BY BANK OF AMERICA, N.T. & S.A. FROM TIME TO TIME AS ITS PRIME, BASE OR REFERENCE RATE.

8.6  Defense of Third Party Claims.

IN THE EVENT OF THE ASSERTION OR COMMENCEMENT BY ANY PERSON OF ANY CLAIM OR LEGAL PROCEEDING (WHETHER AGAINST PROVIDENCE, OR CACHE) WITH RESPECT TO WHICH EITHER PARTY MAY BECOME OBLIGATED TO HOLD HARMLESS, INDEMNIFY, COMPENSATE OR REIMBURSE ANY THIRD PARTY INDEMNITEE PURSUANT TO THIS SECTION 8, SUCH PARTY SHALL HAVE THE RIGHT, AT ITS ELECTION, TO PROCEED WITH THE DEFENSE OF SUCH CLAIM OR LEGAL PROCEEDING ON ITS OWN.

                                ARTICLE IX

                         MISCELLANEOUS PROVISIONS

9.1  Further Assurances.

EACH PARTY HERETO SHALL EXECUTE AND CAUSE TO BE DELIVERED TO EACH OTHER PARTY HERETO SUCH INSTRUMENTS AND OTHER DOCUMENTS, AND SHALL TAKE SUCH OTHER ACTIONS, AS SUCH OTHER PARTY MAY REASONABLY REQUEST (PRIOR TO, AT OR AFTER THE CLOSING) FOR THE PURPOSE OF CARRYING OUT OR EVIDENCING ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.2  Fees and Expenses.

IF THE CACHE MERGER IS NOT CONSUMMATED FOR ANY REASON WHATSOEVER, EACH PARTY TO THIS AGREEMENT SHALL BEAR AND PAY ALL FEES, COSTS AND EXPENSES (INCLUDING LEGAL FEES AND ACCOUNTING FEES) ("FEES AND EXPENSES") THAT HAVE BEEN INCURRED OR THAT ARE INCURRED BY SUCH PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IF THE CACHE MERGER IS CONSUMMATED, THE SURVIVING CORPORATION SHALL PAY ALL FEES AND EXPENSES OF PROVIDENCE AND CACHE.

9.3  Attorneys' Fees.

IF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT IS BROUGHT AGAINST ANY PARTY HERETO, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS' FEES, COSTS AND DISBURSEMENTS (IN ADDITION TO ANY OTHER RELIEF TO WHICH THE PREVAILING PARTY MAY BE ENTITLED).

9.4  Notices.

ALL NOTICES AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE IN WRITING AND SHALL BE DEEMED TO HAVE BEEN DULY GIVEN, MADE AND RECEIVED ON THE DATE WHEN DELIVERED BY HAND DELIVERY WITH RECEIPT ACKNOWLEDGED, OR UPON THE NEXT BUSINESS DAY FOLLOWING RECEIPT OF FACSIMILE TRANSMISSION, OR UPON THE FIFTH DAY AFTER DEPOSIT IN THE UNITED STATES MAIL, REGISTERED OR CERTIFIED WITH POSTAGE PREPAID, RETURN RECEIPT REQUESTED, ADDRESSED AS SET FORTH BELOW:

(A)  If to PROVIDENCE:

                1250 Turks Head Building
                Providence, RI 02903

     Attention: Mark T. Thatcher
     Telephone: 401-272-5800
     Facsimile: 401-272-5858

     with a copy (not constituting notice) to:

                Nadeau & Simmons, P.C.
                56 Pine Street, Penthouse
                Providence, RI 02903

     Attention: Adam S. Clavell, Esq.
     Telephone: 401-272-5800
     Facsimile: 401-272-5858

                James H. Brennan, III
                Brennan Dyer & Company, LLC
                735 Broad Street, Suite 800
                Chattanooga, TN  37402
                (423) 265-5062

(B)  If to CACHE:

                Jeffrey L. Smith, President
                Cache Stream Corporation
                3500 Parkway Lane NW
                Suite 280
                Norcross, GA  30092

     with a copy to:

                Swartz Institutional Finance
                300 Colonial Center Parkway, Suite 300
                Roswell, GA  30076
                (770) 640-8130

     WITH A COPY (NOT CONSTITUTING NOTICE) TO:

                DORSEY & WHITNEY, LLP
                REPUBLIC PLAZA BUILDING
                SUITE 4700
                370 SEVENTEENTH STREET
                DENVER, CO  80202-5644

     ATTENTION: THOMAS S. SMITH, ESQ.
     TELEPHONE: (303) 629-3400
     FACSIMILE: (303) 629-3450

9.5  Confidentiality.

WITHOUT LIMITING THE GENERALITY OF ANYTHING CONTAINED IN SECTION 5.2, ON AND AT ALL TIMES AFTER THE CLOSING DATE, EACH PARTY SHALL KEEP CONFIDENTIAL, AND SHALL NOT USE OR DISCLOSE TO ANY OTHER PERSON, ANY NON-PUBLIC DOCUMENT OR OTHER NON-PUBLIC INFORMATION IN SUCH PARTY'S POSSESSION THAT RELATES TO THE BUSINESS OF CACHE OR PROVIDENCE.

9.6  Time of the Essence.

TIME IS OF THE ESSENCE OF THIS AGREEMENT.


9.7  Headings.

THE BOLDED HEADINGS CONTAINED IN THIS AGREEMENT ARE FOR CONVENIENCE OF REFERENCE ONLY, SHALL NOT BE DEEMED TO BE A PART OF THIS AGREEMENT AND SHALL NOT BE REFERRED TO IN CONNECTION WITH THE CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT.

9.8  Counterparts.

THIS AGREEMENT MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL AND ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AGREEMENT.

9.9  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED IN ALL RESPECTS BY, THE INTERNAL LAWS OF THE STATE OF COLORADO AND (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

9.10 Successors and Assigns.

THE RIGHTS AND OBLIGATIONS OF PROVIDENCE OR CACHE MAY NOT BE ASSIGNED WITHOUT THE PRIOR WRITTEN CONSENT OF BOTH PARTIES. SUBJECT TO THE FOREGOING, THE PROVISIONS OF THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

9.11 Remedies Cumulative; Specific Performance.

THE RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE CUMULATIVE (AND NOT ALTERNATIVE). THE PARTIES TO THIS AGREEMENT AGREE THAT, IN THE EVENT OF ANY BREACH OR THREATENED BREACH BY ANY PARTY TO THIS AGREEMENT OF ANY COVENANT, OBLIGATION OR OTHER PROVISION SET FORTH IN THIS AGREEMENT FOR THE BENEFIT OF ANY OTHER PARTY TO THIS AGREEMENT, SUCH OTHER PARTY SHALL BE ENTITLED (IN ADDITION TO ANY OTHER REMEDY THAT MAY BE AVAILABLE TO IT) TO
(A) A DECREE OR ORDER OF SPECIFIC PERFORMANCE OR MANDAMUS TO ENFORCE THE OBSERVANCE AND PERFORMANCE OF SUCH COVENANT, OBLIGATION OR OTHER PROVISION, AND (B) AN INJUNCTION RESTRAINING SUCH BREACH OR THREATENED BREACH.

9.12 Waiver.

(A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.13 Amendments.

THIS AGREEMENT MAY NOT BE AMENDED, MODIFIED, ALTERED OR SUPPLEMENTED OTHER THAN BY MEANS OF A WRITTEN INSTRUMENT DULY EXECUTED AND DELIVERED ON BEHALF OF ALL OF THE PARTIES HERETO.

9.14 Severability.

IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT, OR THE APPLICATION OF ANY SUCH PROVISION TO ANY PERSON OR SET OF CIRCUMSTANCES, SHALL BE DETERMINED TO BE INVALID, UNLAWFUL, VOID OR UNENFORCEABLE TO ANY EXTENT, THE REMAINDER OF THIS AGREEMENT, AND THE APPLICATION OF SUCH PROVISION TO PERSONS OR CIRCUMSTANCES OTHER THAN THOSE AS TO WHICH IT IS DETERMINED TO BE INVALID, UNLAWFUL, VOID OR UNENFORCEABLE, SHALL NOT BE IMPAIRED OR OTHERWISE AFFECTED AND SHALL CONTINUE TO BE VALID AND ENFORCEABLE TO THE FULLEST EXTENT PERMITTED BY LAW.

9.15 Entire Agreement.

THIS AGREEMENT AND THE OTHER AGREEMENTS REFERRED TO HEREIN SET FORTH THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG OR BETWEEN ANY OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

9.16 Construction.

(A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibit" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, PROVIDENCE and CACHE have signed this Agreement as of the date first written above.

                         PROVIDENCE CAPITAL IX, INC.
                         A Colorado Corporation


                         By: _____________________________________
                             Richard Nadeau, Jr., President


                         CACHESTREAM CORPORATION
                         a Colorado Corporation


                         By: _____________________________________
                             Jeffrey L. Smith, President

Mark T. Thatcher, Of Counsel to
Nadeau & Simmons, P.C., enters into this
Agreement for purposes of evidencing his consent to and agreement with Section 6.8.

Date: June 27, 2001

By:
     Mark T. Thatcher, Of Counsel

                                EXHIBIT  I
                            CERTAIN DEFINITIONS

The following are definitions of terms not otherwise defined in the Agreement. For purposes of the Agreement (including this EXHIBIT I):

"ACQUISITION TRANSACTION" means any transaction involving:
(A) the  sale,  license,  disposition  or acquisition of all or a material portion of PROVIDENCE or CACHE's business or assets;
          (B) the issuance, disposition or acquisition of (i) any capital stock or other equity security of PROVIDENCE or CACHE, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of PROVIDENCE or CACHE, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of PROVIDENCE or CACHE; or
          (C) any merger, consolidation, business combination, reorganization or similar transaction involving PROVIDENCE or CACHE.

"AFFILIATE" means, with respect to any specified Person, any other Person in which the specified Person has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

"BUSINESS DAY" means a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business.

"CACHE CONTRACT" means any Contract: (a) to which CACHE is a party; (b) by which CACHE or any of its assets is or may become bound or under which CACHE has, or may become subject to, any obligation; or (c) under which CACHE has or may acquire any right or interest.

"CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

"CONTRACT" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

"DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

"EFFECTIVE TIME" shall have the meaning specified in Section 1.3 of the Agreement.

"ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, CACHE (including any limited liability CACHE or joint stock CACHE), firm or other enterprise, association, organization or entity.

"ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FEES AND EXPENSES" shall have the meaning specified in Section 9.2 of the Agreement.

"GAAP" means generally accepted accounting principles.

"GOVERNMENTAL AUTHORIZATION" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

"INDEMNITEES" means the following Persons: (a) PROVIDENCE or CACHE; (b) PROVIDENCE or CACHE's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Stockholders shall not be deemed to be "Indemnitees."

"LEGAL PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

"LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

"MATERIAL ADVERSE EFFECT" means a violation or other matter will be deemed to have a "Material Adverse Effect" on CACHE if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on CACHE's business, condition, assets, liabilities, operations, financial performance or prospects.

"MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

"PERSON" means any individual, Entity or Governmental Body.

"RELATED PARTY" means: (i) the Stockholders; (ii) each individual who is, or who has at any time since December 22, 1999 been, an officer of CACHE;
(iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than CACHE) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

"REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

"SEC" means the United States Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARES" shall have the meaning specified in the preamble to the Agreement.


"TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                EXHIBIT II

                            ARTICLES OF MERGER

                (To be completed prior to the Closing Date)

                        PROVIDENCE CAPITAL IX, INC.

                                    AND

                          CACHESTREAM CORPORATION

                           ARTICLES OF MERGER

Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, et seq., as amended) the undersigned corporations adopt the following Articles of Merger:

FIRST: Attached hereto as Exhibit A is the Plan and Agreement of Merger, (without the Exhibits) of PROVIDENCE CAPITAL IX, INC., a Colorado corporation and CACHESTREAM CORPORATION, a Colorado corporation.

SECOND: The Plan and Agreement of Merger was duly adopted and recommended to the shareholders by the Board of Directors of PROVIDENCE CAPTIAL IX, INC. on ____________________, 2001, and by the Board
          of Directors of CACHESTREAM CORPORTION on June 15,2001, and approved by the shareholders of PROVIDENCE CAPITAL IX, INC. on ____________________, 2001, and by the shareholders of
          CACHESTREAM CORPORATION, on June18, 2001, in the manner prescribed by Section 7-111-105(1)(c) of the Colorado Business Corporation Act. Accordingly, the number of shares voted for the Plan and Agreement of Merger by each voting group was, with respect to each corporation, sufficient for approval by that voting group.

THIRD: On the date these Articles of Merger are filed with the Colorado Secretary of State, they shall be effective and CACHESTREAM CORPORATION shall merge into PROVIDENCE CAPITAL IX, INC. and the first sentence of Article I of the Articles of Incorporation of PROVIDENCE CAPITAL IX, INC. shall be amended to read as follows:
          "The name of the corporation shall be CACHESTREAM CORPORATION."

IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this ______________ day of ___________________,
2001.

                              PROVIDENCE CAPITAL IX, INC.,
                              a Colorado corporation


                              By:______________________
                              RICHARD NADEAU, JR.
                              Chairman and President

                              CACHESTREAM CORPORATION,
                              a Colorado corporation


                              By:______________________
                              JEFFREY L. SMITH,
                              Its President

                                EXHIBIT III

                                  BYLAWS

                                    OF

                        PROVIDENCE CAPITAL IX, INC.

                                 ARTICLE I

                                  OFFICES

     SECTION 1.1 PRINCIPAL OFFICE. The principal office of the corporation in the State of Colorado shall be located in the City of Colorado Springs, County of El Paso. The corporation may have such other offices, either within or outside of the State of Colorado, as the Board of Directors may designate, or as the business of the corporation may require from time to time.

     SECTION 1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Colorado Business Corporation Act to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                ARTICLE II

                               SHAREHOLDERS

     SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the last Tuesday of March in each year, commencing with the year 2000, at the hour of 10:00 A.M., or at such other time on such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Maine, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call or of proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to C.R.S. ' 7-107-102(1)(b), or the special meeting was not held in accordance with the notice.


SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President upon the receipt of one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     SECTION 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or outside of the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

     SECTION 2.4 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the number of authorized shares is to be increased, at least thirty days' notice shall be given.

     Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act.

     Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

     If requested by the person or persons lawfully calling such meeting, the notice shall be given at corporate expense.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

     A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

     SECTION 2.5 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting, in which case the Board of Directors shall make a new determination as provided in this section.

     SECTION 2.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting groups and within each voting group by class or series of shares, in alphabetical order within each class or series, with the address of and the number of shares held by each shareholder in each class or series. For a period beginning the earlier of ten days before the meeting for which the record was prepared or two business days after notice of the meeting is given and continuing through the meeting, the record shall be kept on file at the principal office of the corporation or at a place identified in the notice of the meeting in the city where the meeting will be held, whether within or outside of the State of Colorado, and shall be subject to inspection by any shareholder upon written demand at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     The original stock transfer books shall be the PRIMA FACIE evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

     SECTION 2.8 QUORUM. A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If no specific voting group is designated in the Articles of Incorporation or under the Colorado Business Corporation Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days without further notice. However, if the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

SECTION 2.9 MANNER OF ACTING. If a quorum is present, an action is approved if the votes cast favoring the action exceed the votes cast within the voting group opposing the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the Colorado Business Corporation Act, the Articles of Incorporation or these Bylaws.

     SECTION 2.10 PROXIES. At all meetings of shareholders a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

     Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

     The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

SECTION 2.11 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. Only shares are entitled to vote.

     SECTION 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS. If the name on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.

     If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

     (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

     (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

     (vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 2.12.

     The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.


Neither the corporation nor any of its directors, officers employees, or agents who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

     Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of the redemption price on surrender of the shares.

     SECTION 2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Unless the Articles of Incorporation or these Bylaws provide otherwise, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

     Any such writing may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto. The shareholder so transmitting such a writing shall furnish an original of such writing to the corporation, but the failure of the corporation to receive or record such original writing shall not affect the action so taken.

     The record date for determining shareholders entitled to take action without a meeting shall be the date the written consent is first received by the corporation.

     SECTION 2.14 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     SECTION 2.15 NO CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his or her votes.

     SECTION 2.16 WAIVER OF NOTICE. When any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     The attendance of a shareholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the shareholder meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

SECTION 2.17 PARTICIPATION BY ELECTRONIC MEANS. Any shareholder may participate in any meeting of the shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                ARTICLE III

                            BOARD OF DIRECTORS

     SECTION  3.1  GENERAL  POWERS.  The   business   and  affairs  of  the
corporation shall be managed by its Board of Directors.

     SECTION 3.2 PERFORMANCE OF DUTIES. A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her other duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

     (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (b) Legal counsel, public accountants,  or other persons as to matters
which  the  director  reasonably  believes  to  be  within   such  persons'
professional or expert competence; or

     (c) A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director. Each director shall hold office as prescribed by written agreement, or until the next annual meeting of shareholders, or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation.

     There shall be a Chairman of the Board, who has been elected from among the directors. He or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have such other powers and duties as may be prescribed by the Board of Directors.

There shall be at least two (2) independent directors as defined by the Colorado Business Corporation Act of 1994, as amended.

     SECTION 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 3.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

     By mail to each director at his or her business address at least two days prior to the meeting; or

     By personal delivery, facsimile or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile has been received by the sender. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

     Any director may waive notice of any meeting.

     The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     When any notice is required to be given to a director, a waiver thereof in writing signed by such director, whether before, at or after the time stated therein, shall constitute the giving of such notice.

     SECTION 3.7 QUORUM. A majority of the number of directors fixed by or pursuant to Section 3.2 of this Article III, or if no such number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     SECTION 3.8 MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 3.9 INFORMAL ACTION BY DIRECTORS OR COMMITTEE MEMBERS. Unless the Articles of Incorporation or these By-laws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or any committee designated by said board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

     SECTION 3.10 PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     SECTION 3.11 VACANCIES. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his or her predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold the office for the unexpired term of the last predecessor elected by the shareholders.

     If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders, and, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors.

     SECTION 3.12 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     SECTION 3.13 REMOVAL. Subject to any limitations contained in the Articles of Incorporation, any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Business Corporation Act.

     SECTION 3.14 COMMITTEES. By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall be prescribed by the Colorado Business Corporation Act and Article XI of these Bylaws.

     SECTION 3.15 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, or the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.16 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting,
(ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer or the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

                                ARTICLE IV

                                 OFFICERS

     SECTION 4.1 NUMBER. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom must be a natural person who is eighteen years or older and shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 4.3 REMOVAL AND RESIGNATION. Any officer or agent may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     An officer or agent may resign at any time by giving written notice of resignation to the Secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

     SECTION 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 4.5 PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a Chair of the Board, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 4.6 VICE PRESIDENT. If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 4.7 SECRETARY. The Secretary shall: (a) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice and meetings of shareholders and of the Board of Directors or any committee thereof (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (d) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (e) maintain at the corporation's principal office the originals or copies of the corporation's Articles of Incorporation, Bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (g) authenticate records of the corporation, and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or shareholders may however respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.

     Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

     SECTION 4.8 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     SECTION 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chair or Vice Chair of the Board of Directors or the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     SECTION 4.10 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.


SECTION 4.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                 ARTICLE V

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                ARTICLE VI

                      SHARES, CERTIFICATES FOR SHARES
                          AND TRANSFER OF SHARES

     SECTION 6.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

     SECTION 6.2 SHARES WITHOUT CERTIFICATES. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the board of directors may authorize the issuance of any of its classes or series of shares without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.

     Within a reasonable time following the issue or transfer of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates by the Colorado Business Corporation Act.

SECTION 6.3 CERTIFICATES FOR SHARES. If shares of the corporation are represented by certificates, the certificates shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chair or Vice Chair of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), and the number of shares represented thereby. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

     The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

     SECTION 6.4 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

     SECTION 6.5 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

     SECTION 6.6 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

                                ARTICLE VII

                                FISCAL YEAR

     THE FISCAL YEAR OF THE CORPORATION SHALL END ON THE 31{ST} DAY OF DECEMBER IN EACH CALENDAR YEAR.

                               ARTICLE VIII

                               DISTRIBUTIONS

     The Board of Directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Colorado Business Corporation Act and its Articles of Incorporation.

                                ARTICLE IX

                              CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."

                                 ARTICLE X

     The Board of Directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

                                AMENDMENTS

                                ARTICLE XI

                            EXECUTIVE COMMITTEE

     SECTION 11.1 APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

SECTION 11.2 AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to authorizing distributions, filling vacancies on the Board of Directors, authorizing reacquisition of shares, authorizing and determining rights for shares, amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

     SECTION 11.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee and is elected and qualified.

     SECTION 11.4 MEETINGS. Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     SECTION 11.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 11.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee entitled to vote with respect to the subject matter thereof.

     SECTION 11.7 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     SECTION 11.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11.9 PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.


                                ARTICLE XII

                             EMERGENCY BY-LAWS

     The Emergency Bylaws provided in this Article XII shall be operative during any emergency in the conduct of the business of the corporation resulting from a catastrophic event that prevents the normal functioning of the offices of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Colorado Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

     During any such emergency:

     (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

     (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

     (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

     (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     (e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

     (f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                EXHIBIT IV

                            DISCLOSURE SCHEDULE

              2.1  Organization, Standing and Qualification.

3500 Parkway Lane - SUITE 280
NORCROSS, GEORGIA  300092
USA

1420 BLAIR PLACE - SUITE 610
OTTOWA, ON K1J9L8
CANADA

29B JALAN SS2/72
47300 PETALING JAYA, SELANGOR
MALAYSIA

CACHESTREAM QUALIFIED TO DO BUSINESS AS A FOREIGN CORPORATION IN GEORGIA; OTTAWA, CANADA; AND MALYASIA.

                            2.5 CAPITALIZATION


STOCKHOLDER NAME                               SHARES    PRICE   PERCENTAGE
                                               ISSUED    PER     OWNED
                                                         SHARE
JEFFREY L. SMITH                                75,000   0.01000    1.38%
Q6 TECHNOLOGIES, INC.                          1,500,000 0.66667   41.74%
Q6 GROUP LLC                                    75,000   0.01000    1.27%
ADRIAN RIETBERG                                 75,000   0.01000    1.27%
THE JOANNE BOUCHARD FAMILY TRUST                35,000   0.66670    0.59%
JOANNE BOUCHARD                                 88,529   0.66670    1.65%
THE THOMAS R GRIMES FAMILY TRUST                70,000   0.66670    1.19%
THOMAS R. GRIMES                                44,706   0.66670    0.80%
THE QUIGG-WRIGHT FAMILY TRUST                   61,765   0.66670    1.05%
Q6 TECHNOLOGIES, INC.                           900,000  1.11111
RICHARD WUNDERLICH                              60,000   1.66667    1.02%
CHEW LEE WEE                                    306,960  0.01815    5.21%
Q6 TECHNOLOGIES, INC.                           60,000   1.66667
ASIA TRANS PACIFIC INVESTMENT CORPORATION      2,093,040 0.01815   35.51%
JOHN MARTINSON                                  60,000   1.66667    1.02%
DUNWOODY BROKERAGE SERVICES, INC.               159,570  1.66667    2.71%
CROWN LEGACY, LP                                13,333   0.00000    0.23%
WILLIAM MATHIS                                   9,333   0.00000    0.16%
SKIPPER MIZE INVESTMENTS, INC.                  13,333   0.00000    0.23%
TIM SMITH                                       16,000   0.00000    0.32%
RUSSELL WOLF                                    33,300   0.00000    0.57%
JOE LEADER                                      14,667   0.00000    0.25%
KATHLEEN CAREY                                   2,717   0.00000    0.05%
ROSS COX                                         1,183   0.00000    0.02%
THOMAS DONG                                      2,480   0.00000    0.04%
MICHAEL HERRING                                  1,297   0.00000    0.02%
SCOTT MAGNES                                     4,674   0.00000    0.08%
JOHN MAI                                         1,824   0.00000    0.03%
KHANH MAI                                        4,178   0.00000    0.07%
MARK MAYNE                                       2,035   0.00000    0.03%
JEFFREY L. SMITH                                 6,301   0.00000
TIM SMITH                                        2,891   0.00000
BETSY GOURLEY                                    1,364   0.00000    0.02%
CLINTON WOLF                                     5,962   0.00000    0.10%
ROLAND NOLL                                     10,312   0.00000    0.17%
THOMAS R GRIMES                                  2,664   0.00000
CHRISTIAN TREPANIER                              1,780   0.00000    0.03%
YVAN GODBOUT                                     1,780   0.00000    0.03%
SERGE RACINE                                      357    0.00000    0.01%
JOANNE BOUCHARD                                  8,599   0.00000
250 K BRIDGE FINANCING                          66,667   0.00000    1.13%
       TOTAL SHARES ISSUED                     5,893,601



Warrants Issued

             Warrant Holder                 Shares   Price Per Share

Q6 Technologies, Inc -  Mgmt Fee Deferral   37,500   $1.6667
Total Warrants Issued                       37,500

ECOM Transaction

CacheStream  plans  to  borrow  up  to  an  additional  $350,000  from eCom
Corporation ("eCom"). The $350,000 will be convertible into Providence common stock and warrants after the merger. In addition, a $450,000 promissory note from CacheStream will become convertible into Providence common stock and warrants and eCom will have the right to purchase $1,000,000 of Providence stock and warrants.

                       2.8  ADDITIONAL INFORMATION.

                           2.8.1 REAL PROPERTY.

NONE


                      2.8.2 MACHINERY AND EQUIPMENT.

(
EQUIPMENT LOCATED AT:
3500 PARKWAY LANE
SUITE 280
NORCROSS, GEORGIA  30092

DATE PURCHASED   DESCRIPTION                  SERIAL NUMBER/SYSTEM TAG
    COMPUTERS
     2/5/00      Sony F430 PIII
     3/14/00     Latitude CPxH5000GT                    FBE79
     3/14/00     Latitude CPxH5000GT                    FBE7M
     3/14/00     Latitude CPxH5000GT                    FBE7V
     3/14/00     Latitude CPxH5000GT                    FBE7W
     3/17/00     Sony F430 PIII                   0003-865-482-324
     3/14/00     Panaboard W/Stand
     3/30/00     Latitude CPiV466GT                     FHJOX
     4/6/00      Latitude CPxH500GT                     1IML7
     4/1/00      Dell Poweredge 2400 Base              91LV00B
     5/30/00     Dell Poweredge 2400 Base              8QQO00B
     6/9/00      Phaser740 Plus Color Printer        9HMEVD40138
     7/1/00      Dimension L Series PIII               BH6420B
     7/11/00     Cisco 1605 Router
     7/11/00     Dell Linux Server                     J23N20B
     7/19/00     Systemax Venture T733-6               3575134
     9/22/00     2-Systemax Venture T733           3607956/3836428
     9/22/00     4-Systemax Venture T733       3638433/6883/3881/8436
     9/25/00     Systemax 15" Monitor
     9/26/00     4-Systemax 15" Monitors
     9/27/00     Systemax 15" Monitor
     1/22/01     Dell Lattitude C600                   70P4B01
     1/31/00     Dell Lattitude C600                   GLNPB01
     2/20/01     Systemax Venture 750d                 3959417
     2/20/01     Systemax Venture 750d                 3958762
     2/20/01     Systemax Venture 750d                 3959424
     2/20/01     Systemax Venture 750d                 3959416
     2/20/01     Systemax Excite T800                  3907049
     2/20/01     Systemax Excite T800                  3907064
     3/21/01     Sun Ultra Workstation               PR87010771
     2/5/00      Sony F430 PIII
     3/14/00     Latitude CPxH5000GT                    FBE79
     3/14/00     Latitude CPxH5000GT                    FBE7M
     3/14/00     Latitude CPxH5000GT                    FBE7V
     3/14/00     Latitude CPxH5000GT                    FBE7W
     3/17/00     Sony F430 PIII                   0003-865-482-324
     3/14/00     Panaboard W/Stand
TELEPHONE SYSTEM
    06/01/00     INTERTEL TELEPHONE SYSTEM

                            2.8.3 RECEIVABLES.

None


                              2.8.4 PAYABLES.

Aaron Rents, Inc.               331.48
American Express              6,272.00
AT&T Wireless Services        1,517.20
BellSouth                        34.00
Betsey Gourley                  440.76
Clinton Wolf                    582.54
Dorsey & Whitney             52,652.90
Duplicating Products, Inc        44.76
Global Computer Supplies      1,888.07
Jeffrey Smith                 2,963.87
Kathleen Carey                8,324.55
MCI Worldcom Communications   6,843.21
MCI Worldcom Conferencing       418.61
NxGEN Data Research, Inc     30,000.00
Paul, Hastings, Janofsky &   12,092.98
Principal Life                4,575.37
Q6 Technologies              22,500.00
Roland Noll                   2,070.85
Streaming Magazine              400.00
Trademark Research Corp       1,500.00
Total                       155,453.15


                             2.8.5 CONTRACTS.

CacheStream has entered into an eleven month sublease for its offices at:

3500 PARKWAY LANE
SUITE 280
NORCROSS, GA  30092

MONTHLY RENT IS $7,783.50 AND EXPIRES ON JANUARY 31, 2001.

CACHE HAS ENTERED INTO THE EMPLOYMENT AGREEMENTS DETAILED IN SCHEDULE
2.8.7.

CACHE HAS ISSUED A WARRANT FOR 37,500 SHARES OF STOCK TO Q6 TECHNOLOGIES,
INC.

CACHE HAS ENTERED SOFTWARE LICENSE AGREEMENTS WITH THE FOLLOWING LICENSEES:

     WORLDSPACE CORPORATION
     ETNETWORKS, INC.
     INTELSAT
     VIACAST



                         2.8.6 LICENSES; PERMITS.

NONE


                        2.8.7 Employment Agreements

Employment Agreements
                             COMPENSATION
OFFICER/MANAGER NAME    BASE           INCENTIVE
Jeffrey L. Smith        $180,000       $ 90,000
ROLAND NOLL             $150,000         40,000
CLINTON WOLF            $150,000         40,000
SCOTT MAGNES            $150,000         40,000
KHANH MAI               $110,000         40,000
TOM GRIMES              $100,000         50,000

Employee Covenants Agreements

EMPLOYEE NAME            SALARY
Kathleen M. Carey        $ 55,000
NORMAN R. COX III        $ 70,000
THOMAS DONG              $ 90,000
BETSY GOURLEY            $ 70,000
MICHAEL HERRING          $ 50,000
MARK MAYNE               $ 75,000
TIM SMITH                $ 110,000
JOHN MAI                 $ 75,000


                         2.8.8 INSURANCE POLICIES.

CACHE HAS A GROUP HEALTH INSURANCE POLICY WITH PRINCIPAL LIFE INSURANCE, AND A GROUP DENTAL INSURANCE POLICY WITH HUMANA, INC.

CACHE WILL OBTAIN THE FOLLOWING INSURANCE POLICIES WITHIN 30 (THIRTY) DAYS OF CLOSING:

FIRE AND THEFT
ERRORS AND OMISSIONS
DIRECTORS AND OFFICERS
WORKMAN'S COMPENSATION

                    2.8.9 TRANSACTIONS WITH MANAGEMENT.

CACHE has entered into  the  employment  agreements  detailed  in  Schedule
2.8.7. CACHE has issued a warrant for 37,500 shares of stock to Q6 Technologies, Inc. None of the officers, directors, stockholders, or employees of CACHE owns, leases or licenses any interest in any asset used by CACHE in its business, other than solely by and through ownership of the capital stock of CACHE.


                      2.10 Absence of Certain Changes

All operations of CacheStream in Malaysia are in the process of being discontinued. The eight Malaysian employees were TERMINATED AS OF APRIL 30, 2001. THE OFFICE WILL BE SHUT DOWN OVER THE REMAINDER OF THE YEAR AS THE CORPORATE ENTITY IS DISSOLVED. CERTAIN EMPLOYEES MAY BE RETAINED ON A CONTRACT BASIS FROM TIME TO TIME AS NEEDED.

CACHESTREAM HAS CONTINUED TO BORROW CAPITAL FOR OPERATIONS AND HAS CONTINUED TO INCUR CONSOLIDATED LOSSES SINCE SEPTEMBER 30, 2000.

                          2.13 TAXES AND RETURNS.

CACHESTREAM HAS FILED AN EXTENSION FOR FISCAL 2000 CORPORATION INCOME
TAXES.

                                EXHIBIT VI

                  CACHE INVESTMENT REPRESENTATION LETTER

    (To be distributed to CACHE Shareholders prior to the Closing Date)



                      ________________________, 2001


Providence Capital IX, Inc.
Attn: Adam S. Clavell, Esq.
C/O Nadeau & Simmons, P.C.
1250 Turks Head Building
Providence, RI  02903

     RE: INVESTMENT REPRESENTATION LETTER - PLAN AND AGREEMENT OF MERGER BETWEEN CACHESTREAM CORPORATION AND PROVIDENCE CAPITAL IX, INC.

Gentlemen:

In connection with the exchange of all of the outstanding capital stock of CACHESTREAM CORPORATION, a Colorado corporation (the "Company"), of which I am a stockholder, with PROVIDENCE CAPITAL IX, INC., a Colorado corporation ("Providence"), pursuant to a merger of the Company with and into Providence, converting the Company's common stock into the right to receive a certain number of shares of Providence's common stock, par value $.001 per share, as outlined in the Plan and Agreement of Merger (the "Plan of Merger"), the undersigned hereby makes the following certifications and representations with respect to the common stock that is being received by the undersigned pursuant to the Plan of Merger (the "Shares").

The undersigned is EITHER an "accredited investor," as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act") or prior to the acquisition of the Shares, (i) has been given an opportunity by Providence to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information from Providence that is necessary to make an informed decision regarding the Merger, and (ii) has been advised by Providence of the limitations on resale.

Page 3
The Board of Directors
_____________________, 2001
_____________________


By answering the questions listed below, the undersigned further represents that the undersigned has the educational background and the business and financial knowledge and experience necessary to evaluate the prospective investment in Providence:

1.   PLEASE DESCRIBE YOUR EDUCATIONAL BACKGROUND, INDICATING DEGREES
OBTAINED.

* a) PLEASE STATE YOUR PRESENT OCCUPATION, EMPLOYER, PRIMARY BUSINESS ADDRESS, AND BUSINESS PHONE NUMBER.

         (b) PLEASE DESCRIBE YOUR OCCUPATIONAL HISTORY BRIEFLY. SPECIFIC EMPLOYERS NEED NOT BE IDENTIFIED. WHAT IS SOUGHT IS A
          DESCRIPTION OF YOUR EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS.




3.   PLEASE INDICATE YOUR PRIOR EXPERIENCE IN INVESTING IN NEW,
SPECULATIVE, COMPANIES.




4.   PLEASE INDICATE ANY OTHER RELEVANT INVESTMENT EXPERIENCE.




5. PLEASE DESCRIBE ANY PRE-EXISTING PERSONAL OR BUSINESS RELATIONSHIP BETWEEN YOU AND
     PROVIDENCE, OR ANY OF ITS OFFICERS OR DIRECTORS.



6. IF YOU HAVE A BACKGROUND OR EXPERIENCE IN THE BUSINESS CONDUCTED BY PROVIDENCE, PLEASE DESCRIBE.



The undersigned represents and warrants that the undersigned is acquiring the Shares solely for the undersigned's account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interest of the Shares the undersigned is acquiring is being acquired for, and will be held for, the undersigned's account only.

The undersigned understands that the Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding the undersigned's representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.

The undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met including, among other things, (1) the availability of certain current public information about Providence, (2) the passage of required holding periods under Rule 144 and (3) compliance with limitations on the volume of Shares which may be sold during any three-month period. The undersigned acknowledges that the certificates representing the Shares will be legended to reflect these restrictions.

The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

1.   The Shares are transferred pursuant to Rule 144; or

2. PROVIDENCE SHALL HAVE RECEIVED A LETTER SECURED BY THE UNDERSIGNED FROM THE SECURITIES AND EXCHANGE COMMISSION STATING THAT NO ACTION WILL BE RECOMMENDED TO THE COMMISSION WITH RESPECT TO THE PROPOSED DISPOSITION; OR

3. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

4. (I) THE UNDERSIGNED SHALL HAVE NOTIFIED PROVIDENCE OF THE PROPOSED DISPOSITION AND SHALL HAVE FURNISHED PROVIDENCE WITH A DETAILED STATEMENT OF THE CIRCUMSTANCES SURROUNDING THE PROPOSED DISPOSITION AND (II) THE UNDERSIGNED SHALL HAVE FURNISHED PROVIDENCE WITH EVIDENCE SATISFACTORY TO PROVIDENCE THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT.


                                   SIGNATURE


                                   _________________________________


                                   PRINT NAME


                                   __________________________________

Page 2
Mr. Jeffrey L. Smith
________________, 2001
_____________________


                                EXHIBIT VII

                              LEGAL OPINIONS



                       _______________________, 2001



CONFIDENTIAL

Mr. Jeffrey L. Smith
Cachestream Corporation
3500 Parkway Lane, Suite 280
Norcross, GA  30092

     RE: PLAN AND AGREEMENT OF MERGER DATED ____________________, 2001 BETWEEN PROVIDENCE CAPITAL IX, INC. AND CACHESTREAM CORPORATION

Dear Mr. Smith:

We render herewith our opinion as to certain matters pursuant to the Plan and Agreement of Merger dated _______________________, 2001 (the "Plan"), made by and among Providence Capital IX, Inc. (the "Surviving Corporation" or "Providence") and CACHESTREAM CORPORATION, a Colorado corporation (the "Disappearing Corporation"), involved in the Section 4(2), 4(6) or Regulation D private placement of common shares of Providence (the "Shares"), conducted in compliance with the Securities Act of 1933 (the "Act").

In rendering our opinion, we have examined and relied upon the following:

     (a) The Articles of Incorporation of the Surviving Corporation filed with the State of Colorado.

     (b) The materials contained in the Plan, Disclosure Schedules and Certificates (the "Confidential Documents") concerning the transactions contemplated thereby and the issuance by the Surviving Corporation of up to thirteen million five hundred fifty-six thousand nine hundred eighty-two (13,556,982) common shares (the " Shares") to the Shareholders of the Disappearing Corporation on a pro rata basis;

     (c) The Certificate of Good Standing dated ______________________, 2001, attached hereto as Exhibit "A" (the "Company's Certificate").

     (d) Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

Page 3
Mr. Jeffrey L. Smith
________________, 2001
_____________________

For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. Furthermore, we express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the Confidential Documents. We do not assume any obligation to advise officers, directors, their advisors or representatives of the parties to the Plan, beyond the opinions specifically expressed herein. The terms used in this opinion shall have the meaning ascribed to them in the Plan and other documents relied upon in rendering our opinion.


                             SCOPE OF OPINION

This Opinion deals only with the specific legal issues explicitly addressed herein. We have made no independent review with respect to factual matters contained in the Documents and in any ancillary applicable documents and have assumed that all factual matters are accurate and complete. Notwithstanding anything to the contrary contained in this opinion, no opinion is expressed with respect to any factual matters or any matters involving the business judgment of the parties thereto.


                               GOVERNING LAW

The law covered by the opinions expressed herein is limited to the law of the State of Colorado and the Federal law of the United States of America.


                              SCOPE OF REVIEW

For the purpose of rendering the opinions contained herein, we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate in our professional judgment, including, but not limited to the Documents.


                          INFORMATION RELIED UPON

For the purpose of rendering the opinions contained herein, we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate in our professional judgment. We have relied upon information (including statements having the effect of legal conclusions) in certificates and other documents issued by government officials, offices or agencies concerning the Company's property or status (the "Public Authority Documents"'), which we reasonably believe to be an appropriate source for the information provided, without (i) investigation or (ii) analysis of any underlying data supporting information contained in any certificate or other document.

Based upon the assumptions set forth below, our review of the above documents and our reliance, as to factual matters, upon the representations identified in paragraphs (a)-(d) above, and subject to the qualifications listed herein, we are of the opinion that:

   1. The Surviving Corporation is a duly organized and validly existing corporation under the laws of the State of Colorado, and upon the filing of required state documents with the appropriate authorities, is fully authorized to transact the business in which it is engaged in accordance with the Plan and as described in the Confidential Documents.

   2. The Shares, when issued, will be validly and legally issued under the laws of the State of Colorado. The Shares, when issued, will be fully paid and non-assessable.

   3. The Shares, when issued, will conform in all material respects to all statements concerning them contained in the Confidential Documents.

   4. In our opinion, the Shares have been validly authorized by the Company.

   5. The Plan has been duly authorized, executed and delivered and is a valid and binding agreement of the Surviving Corporation, having adequate authorization and having taken all action necessary to authorize the indemnification provisions contained therein; provided, however, that no opinion is rendered as to the validity or enforceability of such indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law) against such types of provisions in the context of the offer, offer for sale, or sale of securities.

   6. In addition to the Shares, the existing shareholders of Providence, listed on Exhibit "C", attached hereto, hold an aggregate of 750,000 shares (the "Providence Commons Stock"). The shares of Providence Common Stock are among those registered on the S-8.

                                ASSUMPTIONS

For the purposes of this Opinion, we have assumed, without investigation, that:

     (a) The Company holds the requisite title and rights to its property.

     (b) The  Company  and   Shareholders   have   satisfied  those  legal
requirements that are applicable to it to the extent necessary to make the transactions described above (hereinafter the "Transactions") enforceable against them.

     (c) Each document submitted to me for review is accurate and complete; each such document that is an original is authentic; each such document that is a copy conforms to an authentic original; and all signatures on each such document are authentic.

     (d) Each   Public  Authority  Document  is  accurate,  complete  and
authentic, and all official public records (including their property indexing and filing) are accurate and complete.

     (e) There   has   not   been   any   mutual   mistake  of  fact  or
misunderstanding, fraud, duress or undue influence.

     (f) The conduct of the Company, the Shareholders and  any  assigns has
complied   with   any   requirement   of   good  faith,  fair  dealing  and
conscionability.

     (g) The parties to the Transactions have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or interest transferred or created as part of, the Transactions.

     (h) There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Documents.

     (i) All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the State of Colorado, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Colorado, and are in a format that makes legal research reasonable feasible.

     (j) The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Colorado has specifically addressed but not resolved, or has established its' unconstitutionality or invalidity.

     (k) The parties to the Transactions will not in the future take any discretionary action (including a decision not to act) permitted under the Documents that would result in a violation of law or constitute a breach or default under the Documents.

     (l) All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.


             NO ACTUAL KNOWLEDGE INCONSISTENT WITH ASSUMPTIONS

We have no actual knowledge that the assumptions set forth above and which we have relied upon in rendering the opinions herein are false nor do we have actual knowledge of facts that, under the circumstances, would make our reliance on the information and assumptions unreasonable.


                    BANKRUPTCY AND INSOLVENCY EXCEPTION

The opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally. This exception includes without limitation the Federal Bankruptcy Code; all other Federal and Colorado bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally (and not just creditors of specific types of debtors); Colorado and Federal fraudulent transfer and conveyance laws; and judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.


                      EQUITABLE PRINCIPLES LIMITATION

     The opinions expressed  above  are  subject  to  the effect of general
principles of equity, whether applied by a court of law  or  equity.   This
limitation includes principles:

     (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines' in the discretion of the court to which application for such relief is made;

     (b) affording equitable defenses (for example, waiver, laches and estoppel) against a party seeking enforcement;

     (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

     (d) requiring reasonableness in the performance and enforcement of a contract by the party seeking its enforcement;

     (e) requiring consideration of the materiality of (i) the  breach  and
(ii) the consequences of the breach to you;

     (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

     (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.


                           OTHER QUALIFICATIONS

The opinions expressed above are subject to the effect of the application of generally applicable rules of law that:

     (a) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

     (b) provide that forum selection clauses in contracts are not necessarily binding on the courts;

     (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

     (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

     (e) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

     (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

     (g) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure, unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

     (h) limit the enforceability of any provisions of any Document that waives procedural, judicial or substantive rights, such as rights to notice, right to a jury trial, statutes of limitations and marshaling of assets; or


                           LEGAL ISSUES NOT ADDRESSED

This Opinion does not address legal issues, if any, arising under any of the following:

    (a) pension and employee benefit laws and regulations;

    (b) antitrust and unfair competition laws and regulations;

    (c) laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as articles of merger;

    (d) compliance with fiduciary duty requirements;

    (e) environmental laws and regulations;

    (f) land use and subdivision laws and regulations;

    (g) tax laws and regulations;

    (h) Federal patent and copyright laws and regulations and Federal and state trademark and other intellectual property laws and regulations;

    (i) racketeering laws and regulations;

    (j) health and safety laws and regulations;

    (k) labor laws and regulations;

    (l) laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws; or

    (m) other statutes of general application to the extent they provide for criminal prosecution.


                        "ACTUAL KNOWLEDGE" DEFINED

For the purposes of this Opinion, the phrases "our actual knowledge" or "actually known to us" mean the conscious awareness of facts or other information (i) by the lawyers in this firm who have given substantive legal attention to the representation of the Company in connection with the Transactions, and (ii) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, by any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation.


                          NO OBLIGATION TO UPDATE

The opinions herein are expressed as of the date of this Opinion, and we undertake no obligation to advise you of changes of law or fact that occur after the date of this Opinion.


                           RELIANCE UPON OPINION

Our opinion is limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. This opinion is addressed to and is for the benefit solely of ______________________________ and its Board of Directors, and no other person or persons shall be furnished a copy of this opinion or are entitled to rely on the contents herein without our express written consent. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

                                   Very truly yours,



                                   Nadeau & Simmons, P.C.

MTT/jet
cc:

                               EXHIBIT VIII

                           SCHEDULE OF EMPLOYEES

JEFFREY L. SMITH
THOMAS GRIMES
ROLAND N. NOLL, JR.
CLINTON WOLF
SCOTT MAGNES
JOHN MAI
KHANH MAI
TIM SMITH
CHRISTINE LOGUE
CHRISTIAN TREPANIER
YVAN GODBOUT
ROSS COX
MICHAEL HERRING
MARK MAYNE
THOMAS DONG
KATHLEEN CAREY
BETSY GOURLEY
SERGE RACINE

                                EXHIBIT IX

                     CERTIFICATE OF BOARD OF DIRECTORS
                                    OF
                 CAPITALIZATION OF CACHESTREAM CORPORATION

                                CERTIFICATE

                          THE BOARD OF DIRECTORS

                                    OF

                          CACHESTREAM CORPORATION

The following individuals represent that the following Section 2.5 of the Plan and Agreement of Merger dated ____________________________, 2001 (the
"Plan"), made by and among PROVIDENCE CAPITAL IX, INC., a Colorado corporation ("PROVIDENCE"), and CACHESTREAM CORPORATION ("CACHE"), a Colorado corporation is an accurate representation as of the date of execution of the Plan:

2:1:6 Capitalization of CACHE and Subsidiaries.

(a) The authorized capital stock of CACHE consists of twenty million (20,000,000) shares of CACHE common stock, $.01 par value per share, of which ____________________________________________ (__________) shares are issued and outstanding or are reserved for issuance prior to the Closing Date. The CACHE shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2.5 of the Disclosure Schedule sets forth a true, complete and correct list of (i) the holders of record of the issued and outstanding shares of CACHE common stock, and (ii) all claims, commitments or agreements to which CACHE is a party or by which it is bound, obligating CACHE to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of common stock of CACHE or obligating CACHE to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. There are, and as of the Effective Time there will be, no agreements obligating CACHE to redeem, repurchase or otherwise acquire the common stock of CACHE, or any other securities issued by it, or to register the sale of the common stock of CACHE under applicable securities laws. There are, and as of the Effective Time there will be, no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the CACHE Shareholders by CACHE.

THE BOARD OF DIRECTORS,
CACHESTREAM CORPORATION

______________________________________
John J. Cusick

______________________________________
Richard E. Hyman

______________________________________
Jeffrey L. Smith

DATED: ______________________________, 2001

                                 EXHIBIT X

              CERTIFICATE OF BOARD OF DIRECTORS OF PROVIDENCE

                     CERTIFICATE OF BOARD OF DIRECTORS
                             OF CAPITALIZATION
                      OF PROVIDENCE CAPITAL IX, INC.


     The undersigned, being all the Directors of Providence Capital IX, Inc. (the "Corporation"), hereby state that, as of the date hereof; the statements below represent the Capitalization of a the Corporation and Subsidiaries (if any):

(a) THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION CONSISTS OF FIFTY MILLION (50,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE PER SHARE (THE "PREFERRED SHARES"), OF WHICH NO SHARES ARE OUTSTANDING; AND FIFTY MILLION (50,000,000) SHARES OF THE CORPORATION'S COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF WHICH ONE MILLION SEVEN HUNDRED THOUSAND (1,700,000) SHARES (THE "PROVIDENCE SHARES") ARE ISSUED AND OUTSTANDING. THE PROVIDENCE SHARES ARE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE AND NOT SUBJECT TO PREEMPTIVE RIGHTS. THERE ARE NO AGREEMENTS OBLIGATING THE CORPORATION TO REDEEM, REPURCHASE OR OTHERWISE ACQUIRE THE CAPITAL STOCK OF THE CORPORATION, OR ANY OTHER SECURITIES ISSUED BY IT, OR TO REGISTER THE SALE OF THE CAPITAL STOCK OF THE CORPORATION UNDER APPLICABLE SECURITIES LAWS. THERE ARE NO AGREEMENTS OR ARRANGEMENTS PROHIBITING OR OTHERWISE RESTRICTING THE PAYMENT OF DIVIDENDS OR DISTRIBUTIONS TO THE CORPORATION'S SHAREHOLDERS BY THE CORPORATION.

     IN WITNESS WHEREOF, THE UNDERSIGNED DIRECTORS HAVE HEREUNTO SET THEIR HANDS IN SAID CAPACITY THIS DAY OF APRIL, 2001


Richard Nadeau, Jr.


James R. Simmons


Mark T. Thatcher

                                EXHIBIT XI

CACHESTREAM CORPORATION

Investment Banking Services Agreement ("Agreement")


COMPANY:           CacheStream Corporation ("CacheStream")

INVESTMENT BANKER: Dunwoody   Brokerage   Services,   Inc.  d/b/a/  Swartz
                   Institutional Finance ("Swartz").

INVESTMENT BANKING Swartz  shall  provide  Investment Banking and Advisory
AND ADVISORY       Services ("Services") to  CacheStream.   These Services
SERVICES:          shall  include, but not be limited to, structuring  and
                   negotiating  transactions involving entities seeking to
                   make  an  investment  into  CacheStream  or  into  whom
                   CacheStream  makes  an  investment  or  enters  into  a
                   strategic  partnership, licensing agreement, stock swap
                   deal, merger, acquisition or any other transaction with
                   CacheStream   (collectively  referred  to  as  "Covered
                   Transactions").    The  proposed  business  combination
                   ("Acquisition Transaction") with Providence Capital IX,
                   Inc. ("Providence")  shall  be  included  as  a Covered
                   Transaction.   The  aforementioned  entities  shall  be
                   referred  to  as  "Strategic Partners."   All Strategic
                   Partners  introduced   by  Swartz  shall  be  initially
                   submitted in writing by Swartz and confirmed in writing
                   via Schedule A attached  hereto by CacheStream prior to
                   being  pursued  by  Swartz.    CacheStream   may   also
                   introduce   Strategic  Partners  to  Swartz  and  these
                   Strategic Partners  shall  also be confirmed in writing
                   via Schedule A attached hereto.   As  compensation  for
                   Services,   except  for  the  Acquisition  Transaction,
                   CacheStream shall  pay  Swartz a Fee (as defined below)
                   of X% of the Transaction  Value  (as  defined below) of
                   the transaction between CacheStream and  the  Strategic
                   Partners  payable  in  accordance  with the description
                   under the Fee section at the time of  closing  of  each
                   transaction.   To  the  extent  that  Swartz is paid in
                   CacheStream   Common  Stock ("Stock"), then  the  Stock
                   will be valued at the Market  Price  (as defined below)
                   on   the   closing   date  of  such  transaction.    As
                   compensation for Services rendered in conjunction with the Merger, CacheStream shall pay Swartz a fee as defined below under Providence Fee.

PROVIDENCE FEE:    Swartz  shall receive a fee ("Providence Fee") of 2% of
                   the fully-diluted  shares  of  CacheStream prior to the
                   Acquisition   Termination  payable   in   Stock.    The
                   Providence Fee  shall  be  due  and  payable  within  3
                   business  days  of  execution  of  the Letter of Intent
                   between CacheStream and Providence.  The Providence Fee
                   shall  have  anti-dilution  provisions   following  any
                   reverse-stock-splits and shall have a term that expires
                   upon  the  completion of the Merger such that  the  fee
                   shall be 2%  of the fully-diluted shares of CacheStream
                   immediately  post-Merger.    Anti-dilution  rights  are
                   activated upon certain events which include but are not limited to stock splits, stock reclassifications, stock dividends, corporate reorganizations, and mergers.

FEE: For purposes of this Fee Scale, each transaction shall be considered separately.

                   For Strategic Partners introduced by CacheStream:
                      1% of Transaction Value in cash, and
                      1% of Transaction Value in Stock.

                   For Strategic Partners introduced by Swartz:
                      1%of Transaction Value in cash,
                      1% of Transaction Value in Stock, and
                      Warrants to purchase a number of shares of Stock registered for resale equal to 2% of the Transaction Value divided by the Market Price on the closing date of such transaction, exercisable at $1.42.

TRANSACTION VALUE "Transaction Value" shall mean the dollar amount or AND TRANSACTIONS value of the subject transaction, provided that the WITH NO DEFINED value of any transaction arranged by Swartz, which does TRANSACTION VALUE: not entail a defined dollar amount will be a defined dollar  or Stock value determined  by  CacheStream  and
                   Swartz  in  writing  prior  to  closing  (the  "Defined
                   Value").    For  any  such  transaction,  Swartz  shall
                   receive from CacheStream X% of the Defined Value payable in accordance with the description under Fee.

Market Price:      PRIVATE  COMPANY:   Market   Price   shall   equal  the
                   Investors', Strategic Partners' or Third Party  Funding
                   Sources'  purchase price per share paid by such entity.
                   In the event debt or equity securities convertible into Common Stock are issued ("Convertible Securities"),
                   Market Price shall equal the Convertible Securities conversion price. In the event no Common Stock or Convertible Securities are issued, Market Price shall equal the last price paid by investors that exceeds $1 million in a private placement.

                   PUBLIC COMPANY: In the event that CacheStream is a publicly traded company, Market Price shall equal the lesser of (i) the lowest closing bid price of the Common Stock for the 5 trading days immediately preceding the date of execution by CacheStream of a Letter of Intent to complete a Covered Transaction, or
                   (ii) the lowest closing bid price of the Common Stock for the 5 trading days immediately preceding the closing date of a Covered Transaction.

Disputes as to Should the parties hereto not agree on the Defined Transaction Value, Value, Transaction Value, or Market Price as each is Defined Value or defined above, CacheStream agrees to forego and not Market Price: circumvent Swartz with respect to any transaction with any Strategic Partners, or any affiliate thereof, until such time as the parties hereto can agree on the Defined Value.

Non-Circumvention: Any  potential  Investor or Strategic Partner (a Swartz
                   Client) to whom Swartz introduces CacheStream shall be considered, for purposes of this Agreement, the property of Swartz ("Swartz Client"). In the event that CacheStream enters into a Covered Transaction with a Swartz Client for a period of 60 months from the date of written confirmation of introduction of said Swartz Client, CacheStream agrees to pay to Swartz a fee as stated above at the time of closing.

No Obligation:     CacheStream may, in its sole and absolute discretion,
                   choose not to close any Covered Transaction with any Swartz Client. CacheStream shall have no obligation to pay Swartz any fees or issue any Stock or warrants to Swartz to the extent CacheStream rejects such Covered
                   Transaction.

Warrants           Warrants   referenced   herein  shall  have   piggyback
Referenced in this registration rights and shall have a 5-year term.

Agreement:

Termination:       CacheStream and Swartz have the right to submit written
                   notice  of their respective  intent  to  terminate  the
                   Agreement.   This  Agreement,  except  as  to  the Non-
                   Circumvention   Section,  shall  be  deemed  terminated
                   within 30 days of receipt of the written notice of termination from either CacheStream or Swartz.

Effective Date:    This  Agreement  shall  be  considered  effective as of
                   April  ___,  2001,  subject  to the execution  of  this
                   Agreement  by all signatories.   This  Agreement  shall
                   supercede in  its  entirety,  the  Consulting  Services
                   Agreement  dated  February  21,  2001,  between  Swartz
                   Investments, LLC, and CacheStream.


DUNWOODY BROKERAGE SERVICES, INC. CACHESTREAM CORPORATION

By:                               By:

Robert Hopkins, President         Print Name:

Date:___________________________  Title: Date:


SWARTZ INSTITUTIONAL FINANCE

By:

Eric Swartz, OSJ

Date:

                                CACHESTREAM


                                SCHEDULE A


Pursuant to the executed Investment Banking Services Agreement
("Agreement"), dated April                                   , 2001,
CACHESTREAM hereby confirms that Swartz has permission to introduce CACHESTREAM to:

1    PROVIDENCE CAPITAL IX, INC.
2    BRENNAN DYER & COMPANY, LLC

The above named COMPANY(IES) shall be covered under the terms as agreed upon in the executed Agreement. This signed Schedule A will act as written confirmation for Swartz to make THIS/THESE introduction(S).


CacheStream Corporation

By:

Print Name: ______________________________


Title: ___________________________________


Date: ____________________________________